As filed with the Securities and Exchange Commission on September 29, 2000



                                      Investment Company Act File No. 811-09935

-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM N-2




/ /   Registration Statement under the Investment Company Act of 1940


/X/   Amendment No. 1

                        (Check Appropriate Box or Boxes)


                             BMO PARTNERS FUND, L.P.
               (Exact Name of Registrant as Specified in Charter)


                         330 Madison Avenue, 31st Floor
                            New York, New York 10017
                    (Address of Principal Executive Offices)

               Registrant's Telephone Number, Including Area Code:
                                 (212) 661-2640

                                  Dan I. Abrams
                             Beck, Mack & Oliver LLC
                         330 Madison Avenue, 31st Floor
                            New York, New York 10017
                                 (212) 661-2640
                     (Name and Address of Agent for Service)


                                   COPIES TO:

                               Cynthia G. Cobden.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000



-------------------------------------------------------------------------------

                              CROSS-REFERENCE SHEET
                             PURSUANT TO RULE 495(a)


                     N-2 ITEM NUMBER                       LOCATION IN PRIVATE PLACEMENT MEMORANDUM
                                                           (CAPTION)
PART A

1.   Outside Front Cover.............................      Not Applicable

2.   Cover Pages; Other Offering Information.........
                                 Not Applicable

3.   Fee Table and Synopsis
          Fee Table.....................................   FEES AND EXPENSES
          Synopsis......................................   Not Applicable

4.   Financial Highlights............................      Not Applicable

5.   Plan of Distribution............................      Not Applicable

6.   Selling Shareholders............................      Not Applicable

7.   Use of Proceeds.................................      Not Applicable

8.   General Description of the Registrant...........      THE FUND; INVESTMENT POLICIES AND OBJECTIVES; PRINCIPAL
                                                                RISKS OF INVESTING IN THE FUND; DESCRIPTION OF UNITS

9.   Management......................................      THE FUND; MANAGEMENT OF THE PARTNERSHIP AND THE FUND

10.  Capital Stock, Long-Term Debt, and Other
     Securities......................................      INVESTMENT POLICIES AND OBJECTIVES; DESCRIPTION OF UNITS; TAXES

11.  Defaults and Arrears on Senior Securities.......      Not Applicable

12.  Legal Proceedings...............................      Not Applicable

13.  Table of Contents of the Statement of
     Additional Information..........................      Not Applicable

PART B(1)

14.  Cover Page......................................      Cover Page

15.  Table of Contents...............................      Cover Page

16.  General Information and History.................      THE FUND; MANAGEMENT OF THE PARTNERSHIP AND THE FUND

17.  Investment Objectives and Policies..............      INVESTMENT POLICIES AND OBJECTIVES; INVESTMENT POLICIES
                                                                AND OBJECTIVES: Use of Options; Investment Restrictions

----------------------
(1) Information required in Part B is included in the Private Placement Memorandum.

                     N-2 ITEM NUMBER                       LOCATION IN PRIVATE PLACEMENT MEMORANDUM
                                                           (CAPTION)
18.  Management......................................      MANAGEMENT OF THE PARTNERSHIP AND THE FUND;  MANAGEMENT
                                                                OF THE PARTNERSHIP AND THE FUND: The Fund's
                                                                Investment Adviser; Portfolio Manager; Directors and Officers

19.  Control Persons and Principal Holders of              CONTROL PERSONS AND PRINCIPAL HOLDERS OF UNITS
     Securities......................................

20.  Investment Advisory and Other Services..........      MANAGEMENT OF THE PARTNERSHIP AND THE FUND: The Fund's
                                                                Investment Adviser; Custodian

21.  Brokerage Allocation and Other Practices........      INVESTMENT POLICIES AND OBJECTIVES:Portfolio
                                                                Transactions and Brokerage Allocation

22.  Tax Status......................................      TAXES

23.  Financial Statements............................      Not Applicable


PART C

         Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

                             BMO PARTNERS FUND, L.P.



                          Private Placement Memorandum






                               September 29, 2000







NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRIVATE PLACEMENT MEMORANDUM IS ACCURATE OR COMPLETE. IT IS A CRIME TO STATE OTHERWISE. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE BMO PARTNERS FUND, L.P. AND THE TERMS OF THE OFFERING.

PRIVATE PLACEMENT MEMORANDUM


                             BMO PARTNERS FUND, L.P.


                      UNITS OF LIMITED PARTNERSHIP INTEREST



         This private placement memorandum has been furnished on a confidential basis solely for the information of the persons to whom it has been delivered and may not be reproduced or used for any other purpose. Prospective investors should carefully read and retain this confidential private placement memorandum. However, the contents of this memorandum should not be considered to be legal, tax, investment or other advice, and each prospective investor should consult with its own counsel and advisers as to all legal, tax, regulatory, financial and related matters concerning an investment in units. In making an investment decision, investors must rely on their own examination of BMO Partners Fund, L.P. (the "Fund" or the "Partnership") and the terms of the offering, including the merits and risks involved.


                          -------------------------



         The limited partnership units have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The units will be offered and sold under the exemption provided by section 4(2) of the 1933 act and rule 506 of regulation d promulgated thereunder and other exemptions. No offer to sell (or solicitation of an offer to buy) is being made in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful to make such offer or solicitation. There is no public market for the units and no such market is expected to develop in the future. These units are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the second amended and restated limited partnership agreement of the Fund (the "Partnership Agreement"), the 1933 Act and other applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Investors should be aware of their limited rights to redeem units and of the limited liquidity of an investment in units.


                          -------------------------



         No person has been authorized in connection with this offering to give any information or make any representations other than as contained in this memorandum and the accompanying exhibits and any representation or information not contained herein or in the accompanying exhibits must not be relied upon as having been authorized by the Fund or any of its partners or affiliates. The delivery of this memorandum and the accompanying exhibits does not imply that the information herein or therein is correct as of any time subsequent to the date on the cover hereof.


                          -------------------------

         Each prospective investor is invited to meet with the Manager and to discuss with, ask questions of and receive answers from it concerning the terms and conditions of this offering of the units, and to obtain any additional information, to the extent the manager possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the information contained herein. Inquiries should be directed to: D.I. Abrams, Beck, Mack & Oliver LLC, 330 Madison Avenue, 31st Floor, New York, NY 10017, (212) 661-2640.


                           -------------------------



         This memorandum contains a summary of the Partnership Agreement of the Fund and of other documents referred to herein. However, the discussions set forth in this memorandum do not purport to be complete. They are subject to and qualified in their entirety by reference to the partnership agreement, a copy of which is attached as Exhibit A, as well as the subscription agreement, a form of which is attached as Exhibit B, and the Fund's most recent financial statements, copies of which are attached as Exhibit C, each of which should be reviewed for complete information concerning the rights, privileges and obligations of the partners.


                           -------------------------



         For Pennsylvania investors: Each person who accepts an offer to purchase units directly from the Fund or an affiliate of the Fund shall have the right to withdraw its acceptance without incurring any liability to the Fund or any other person, within two business days from the date the Fund receives its written, binding subscription agreement.


                           -------------------------



         For Florida investors: The limited partnership units have not been registered under the Florida Securities Act.



         If sales are made to five (5) or more investors in Florida, any Florida investor may, at his option, void any purchase hereunder within a period of three (3) days after he (a) first tenders or pays to the Partnership, an agent of the Partnership or an escrow agent the consideration required hereunder or (b) delivers his executed subscription agreement, whichever occurs later. To accomplish this, it is sufficient for a Florida investor to send a letter or telegram to the Partnership within such three
(3) day period, stating that he is voiding and rescinding the purchase. If an investor sends a letter, it is prudent to do so by certified mail, return receipt requested, to insure that the letter is received and to evidence the time of mailing.


                           -------------------------



         For Georgia investors: These securities have been issued or sold in reliance on paragraph (13) of Code section 10-5-9 of the "Georgia Securities Act of 1973," and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

                              SUMMARY OF TERMS

         This Summary of Terms is intended only for general reference. Not all of the material facts relating to an investment in units appear in this Summary. This memorandum and the attached exhibits describe numerous aspects of an investment in units of limited partnership interest which are material to prospective investors. This memorandum, the Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") and the other exhibit documents should be read and understood in their entirety by all prospective investors prior to making an investment in the Fund.

THE FUND:           BMO Partners Fund, L.P. (the "Fund" or the "partnership")
                    is a Delaware limited partnership, registered under the Investment Company Act of 1940, as amended (the "1940
                    Act"), as a closed-end, non-diversified, management investment company. Prior to May 9, 2000, the Fund was not registered under the 1940 Act.


OBJECTIVE:          The Fund's investment objective is to achieve long-term
                    capital appreciation consistent with preservation of capital.



STRATEGY:           The Fund seeks to achieve its objective by investing
                    primarily in a portfolio of common stocks and securities convertible into or exercisable for common stocks, but it may also invest in preferred stock and fixed income securities such as notes, bonds and debentures. The Fund may also invest in options on stock indices for BONA FIDE hedging purposes only.


MANAGEMENT:         The Fund is managed under the supervision of the Fund's
                    board of directors (the "Board") which consists of three individual general partners of the Fund (the "Directors").
                    The fourth general partner, Beck, Mack & Oliver LLC (the
                    "Manager"), manages the Fund's investment portfolio under an investment advisory agreement (the "Investment Advisory
                    Agreement"). See "THE FUND" and "MANAGEMENT OF THE
                    PARTNERSHIP AND THE FUND."


MANAGEMENT FEE:     The Fund pays the Manager a fee (the "Management Fee"),
                    quarterly in arrears, based on the net assets of the Fund at the beginning of each quarter of the Fund's fiscal year, equal to 1% per annum of the first $5 million of the Fund's net assets, 3/4 of 1% per annum of the next $5 million of the Fund's net assets and 1/2 of 1% per annum of the Fund's net assets in excess of $10 million. See "FEES AND
                    EXPENSES."

CUSTODIAN:          The Chase Manhattan Bank serves as custodian of the Fund's assets. See "MANAGEMENT OF THE PARTNERSHIP AND THE FUND --
                    Custodian."

EXPENSES:           The Manager will provide the partnership, at its own
                    expense, with office space, facilities, equipment and personnel. The Manager will bear the administrative and service expenses associated with managing the partnership's assets, including the expenses incurred in the finding and management of the investments of the partnership. All other operating expenses of the Fund will be borne by the Fund.
                    See "MANAGEMENT OF THE PARTNERSHIP AND THE FUND-- The Fund's
                    Investment Adviser."

RISK FACTORS:       The Fund is subject to market risks that affect the value of its portfolio securities. The Fund's principal investment strategy involves investing in common stocks and securities convertible into or exercisable for common stocks.
                    Therefore, the Fund has significant equity exposure which subjects it to changing conditions in the stock markets as well as the performance of the companies or industries selected for the Fund's portfolio. To the extent the Fund invests in debt securities it is subject to credit risk and interest rate risk.


                    You will not be able to transfer your units except by operation of law or with the consent of the Manager in its sole discretion. Your ability to redeem your units will be limited to the Fund's quarterly offers to repurchase units, which will be between 5% and 25% of the total units outstanding. If a repurchase offer is oversubscribed, the number of units to be repurchased from each investor may be reduced PRO RATA. The Fund's need to fund these repurchases may affect the Fund's ability to be fully invested, may result in a higher expense ratio, higher turnover and less than optimal timing of sales of portfolio securities, each of which may adversely affect the Fund's net asset value.


                    The Fund may invest up to 10% of its total assets in securities of a single issuer. As a result, it may be more susceptible to any single economic, political or regulatory occurrence than more widely diversified funds.



                    The Fund may invest in foreign securities which carry certain risks not typically associated with securities of U.S. issuers, including withholding taxes, exchange rate risks, less liquidity, higher costs, transfer taxes, transaction charges, less public information, differing accounting standards, risk of seizure and difficulties in enforcing judgments. The Fund may invest up to 10% of its net assets in debt securities rated below investment-grade which carry a greater risk of default than higher-rated debt securities, are subject to greater fluctuations in market value and, in some cases, lack an established retail secondary market.


                    There are additional risks associated with certain of the Fund's investments and investment strategies. See "PRINCIPAL RISKS OF INVESTING IN THE FUND."

MINIMUM INVESTMENT: Each limited partner must make an initial investment of at least $100,000 unless the Manager exercises its discretion to waive this minimum. Investments must be made in cash. See "DESCRIPTION OF UNITS."

ADDITIONAL          Additional investments by existing limited partners may be
INVESTMENTS AND     accepted and new limited partners may make initial
NEW LIMITED         investments in the Fund only on the first business day of
PARTNERS:           each calendar quarter, unless the Manager exercises its
                    discretion to accept additional investments by existing limited partners or admit new limited partners at any time other than the first day of a calendar quarter. See
                    "DESCRIPTION OF UNITS."

TAX ALLOCATIONS:    A capital account for Fund accounting purposes ("Capital
                    Account") and a capital account for income tax accounting purposes ("Tax Account") will be established for each new partner. The initial balance of each account will equal the partner's original cash contribution, and it will be adjusted from time to time to reflect additional contributions and distributions. In addition, at the end of each accounting period, the Capital Accounts of all partners will be adjusted to reflect an allocation of net capital appreciation or depreciation of the Fund during that accounting period in proportion to the partners' respective
                    Capital Account balances.

                    Each partner's Tax Account will be increased by the partner's share of income and taxable gain will be reduced by the partner's share of taxable loss and deductions and certain nondeductible expenses.

                    Allocations for income tax purposes generally will be made among partners so as to reflect equitably amounts credited or debited to each partner's Capital Account for the current and prior years. However, for any fiscal year capital gains and losses of the Fund will first be allocated to withdrawing partners so as to eliminate insofar as possible any difference between the balance in withdrawing partners' Capital Accounts and Tax Accounts and, to the extent these allocations are insufficient to eliminate completely this difference, items of ordinary income, loss or deduction may be allocated to the withdrawing partners. See "SUMMARY OF PARTNERSHIP AGREEMENT -- Capital Accounts and Tax Accounts."

TAXES: The Manager believes that the Fund will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes. In this regard, the Manager is relying on a specified safe harbor to preclude the Fund from being treated currently as a "publicly traded partnership" taxable as a corporation. This safe harbor will expire on December 31, 2005. The Fund intends to take such actions as are necessary and advisable to continue to be taxed as a partnership after December 31, 2005. Such actions could include limiting redemption rights. Alternatively, the Fund may decide to liquidate at such time. The Fund has determined that it is not practicable to seek a ruling from the Internal Revenue Service ("IRS") that it will not be treated as a "publicly traded partnership," and therefore it is not certain that the Fund will not be so treated. If it is determined that, contrary to the Manager's belief, the Fund should be taxed as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends.

                    Each limited partner must report and will be taxed based upon his or her distributive share of the Fund's income, gain, loss, deduction and credit each taxable year whether or not he or she has have received any cash distributions. See "TAXES -- Taxation of Limited Partners."

                    Prospective investors should consult their tax advisers with respect to the tax consequences of their investment in the Fund. See "TAXES".

DISTRIBUTIONS:      Each partner may elect to receive distributions of
                    investment income and realized net capital gains in cash.
                    Any limited partner that does not so elect will have distributions automatically reinvested in the Fund. The Fund anticipates that such distributions will be made annually.

REPURCHASES:        The Fund is required each quarter to offer to repurchase at least 5% and up to 25% of its units. Under normal market conditions, the Board expects to authorize a 25% offer. The deadline for responding to the Fund's repurchase offers (the
                    "repurchase request deadline") shall be fourteen days prior to the last business day of each calendar quarter (or if not a business day, the previous business day). The repurchase price will be the per unit net asset value on the last business day of a calendar quarter (the "repurchase pricing date") and payment for all units repurchased pursuant to these offers will be made not later than 7 days after the repurchase pricing date. The Fund will mail written notice to you setting forth the number of units the Fund will repurchase, the repurchase request deadline and other terms of the offer to repurchase, and the procedures for you to follow to request a repurchase.

                    If the limited partners want to sell more units than the Fund has offered to repurchase, the Board may, but is not obligated to, increase the number of units to be repurchased by 2% of the Fund units outstanding. If there are still more units tendered than are offered for repurchase, units will be repurchased on a pro rata basis. You may withdraw units tendered for repurchase at any time prior to the repurchase request deadline.

                    The Board may suspend or postpone a repurchase offer in certain limited circumstances.


TRANSFERABILITY     A limited partner may not assign its units (except by
OF UNITS:           operation of law) or substitute an assignee as a limited
                    partner without the prior written consent of the Manager, which may be given or withheld in the Manager's sole discretion. See "THE FUND."



TERM: The Fund will dissolve on the first to occur of (a) December 31, 2025, (b) the Board's determination at any time and for any reason to liquidate and dissolve the Fund, (c) the bankruptcy or insolvency of the Manager, (d) the election to dissolve the partnership by the holders of a "majority of outstanding units" of the limited partnership, or (e) termination, dissolution (other than by reason of a change in the partners of the Manager) or withdrawal of the Manager as general partner of the Fund without the Board designating another investment adviser to be substituted as the Manager. See "SUMMARY OF PARTNERSHIP AGREEMENT-- Term of the Fund."

LIMITED PARTNER     Limited partners will receive audited financial reports of
REPORTS:            the Fund annually, reported on by the Fund's accountants,
                    and unaudited interim reports at least semi-annually. See
                    "DESCRIPTION OF UNITS -- Reports."

SUBSCRIPTION        Investors in the Fund become parties to the Partnership
MATTERS:            Agreement. Persons interested in investing in the Fund are required to complete and return to the Manager the subscription document attached as Exhibit B. The Manager, in its sole discretion, may decline to accept any proposed investor as a limited partner. See "DESCRIPTION OF UNITS --
                    Subscription for Units."

                                FEES AND EXPENSES




         The following table is to help you understand the expected annual operating expenses of the Fund, which are deducted from Fund assets. Each is stated as a percentage of net asset value.

               Expenses of the Fund
Management Fees                                                 .62%

Other Expenses                                                  .31%
                                                                -----
Total Annual Operating Expenses Before Waiver                   .93%

       Management Fee Waiver                                    .10%
                                                                -----
Total Annual Operating Expenses After Waiver                    .83%



         The Manager has contractually agreed to cap total operating expenses for the Fund during the first year following registration of the Fund under the 1940 Act at .83% of net assets and, accordingly, will waive a portion of its management fee through May 8, 2001. The amount set forth for "Other Expenses" is based on estimates for the current fiscal year and will include fees for limited partner services, administrative fees, custodial fees and professional fees.



         The Fund does not charge a sales load on units.


EXAMPLE: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other investment companies. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your units at the end of those periods. The example also assumes that your investment has a 5% return each year (although the actual return may be higher or lower) and that the operating expenses remain the same (although your actual costs may be higher or lower):

                   ESTIMATED COST OF INVESTING IN THE FUND

           1 Year          3 Years         5 Years           10 Years
           $84.57          $287.38         $507.49           $1,143.47

         This example is for comparison only. Your actual costs may be higher or lower, depending on the amount you invest and the Fund's actual rate of return.

                                    THE FUND



         The Fund is a closed-end, non-diversified management investment company formed on March 8, 1991 as a Delaware limited partnership whose interests, called "units", are privately offered. Prior to May 9, 2000, the Fund was not registered under the 1940 Act. On May 9, 2000, the Fund adopted its current unit structure and existing limited partners were issued the number of units corresponding to the value of their investments. The Fund shall continue in business through the close of business on December 31, 2025 unless terminated earlier under the terms of the Partnership Agreement. The Fund will have fewer than five hundred partners. If a limited partnership interest is owned by a partnership, an "S" corporation, a limited liability company or a trust, each partner, "S" corporation shareholder, limited liability company member or trust beneficiary will be counted toward the five hundred person limit.


                        INVESTMENT OBJECTIVE AND POLICIES

         The Fund's investment objective is long-term capital appreciation consistent with the preservation of capital. The Fund is designed to provide an equity oriented professionally managed investment program. The Fund is not a complete financial program.

         The Fund will seek to achieve its objective by investing primarily in a portfolio of common stocks and securities convertible into or exercisable for common stocks, but it may also invest in preferred stocks and fixed, variable and floating rate fixed income securities such as investment grade notes, bonds and debentures. The Manager will generally seek to invest in equity securities of companies which it believes have sound, long-term fundamentals. Equity investments will be made typically in companies which the Manager believes are financially strong and which appear to have attractive prospects for growth. The Fund may invest up to 10% of its net assets in fixed income securities rated below investment grade. Investment grade debt securities are debt securities rated in the category BBB- or higher by Standard & Poor's Corporation or Baa3 or higher by Moody's Investors Services, Inc. or the equivalent by another national rating organization or, if unrated, determined by the Manager to be of comparable quality. The Manager will have discretion to select the range of maturities of the various fixed income securities in which the Fund may invest and the weighted average life of the Fund's fixed income securities may vary substantially from time to time depending on economic and market conditions.

         Although it is anticipated that the Fund's portfolio will primarily consist of marketable equity securities of U.S. issuers, the Fund will have flexibility in the management of its portfolio. The Fund's portfolio investments may include securities of foreign issuers, preferred stocks, corporate notes, bonds and debentures and securities issued and guaranteed as to principal and interest by the United States Government or its agencies or instrumentalities. For temporary or defensive purposes, the Fund may invest in high grade commercial paper, repurchase agreements, bankers' acceptances, bank certificates of deposit, time deposits and master notes without limitation. When such a defensive strategy is in effect the Fund may not achieve its investment objective. The Fund may enter into repurchase agreements with member banks of the Federal Reserve System or primary dealers in U.S. Government securities. Under a repurchase agreement, the Fund buys securities at one price and simultaneously promises to sell back those securities at a higher price.

         The Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by the Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit the Fund to lock in a price or yield on a security that it owns or intends to purchase, regardless of future changes in interest rates or market action.

         The Fund may invest up to 10% of its total assets in the securities of other unaffiliated investment companies which invest principally in securities in which the Fund is authorized to invest in compliance with the provisions of the 1940 Act. To the extent that the Fund invests in other investment companies, the limited partners will incur certain duplicative fees and expenses, including investment advisory fees.

         While the Fund is generally not limited in its ability to purchase illiquid securities, during the period each quarter from the Fund's notification to limited partners of an upcoming repurchase of units until the repurchase pricing date, the Fund will keep enough of its assets in liquid securities to fully fund the repurchase.

USE OF OPTIONS

         The Fund may purchase and sell put and call options only on stock indices. The Fund may enter into these transactions as a hedge against declines in the value of the portfolio resulting from market conditions or as a hedge against securities it anticipates purchasing at a later date. The Fund will not use stock index options for speculative purposes.

         An option on a stock index gives the holder the right to receive, upon exercise of the option, an amount of cash equal to the difference between the strike price and the closing price of the stock index upon which the option is based if the closing level of the stock index is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of the cash settlement. The Fund will only purchase options traded on a national securities exchange or board of trade.

INVESTMENT RESTRICTIONS


         The Fund will operate under the following investment restrictions that, along with the Fund's investment objective and policy of making quarterly repurchase offers, cannot be changed without the affirmative vote of a "majority of the outstanding units" of the Fund which, as used in this private placement memorandum, means the vote of the lesser of (i) 67% or more of the units of the Fund present or represented by proxy at a meeting, if the holders of more than 50% of the outstanding units of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding units of the Fund. The Fund may not:


                  1. Borrow money, except as a temporary measure for extraordinary or emergency purposes and then only from banks and only in an amount not to exceed 10% of its total assets, or mortgage or pledge its assets;

                  2. Invest 10% or more of its total assets in the securities of any one issuer or 25% or more of its total assets in the securities of issuers in any single industry, provided that this restriction does not apply to investments in United States Government securities;

                  3. Acquire 10% or more of the voting power or value of the stock of a foreign corporation;

                  4. Purchase any securities on margin (except that the Fund may make deposits in connection with transactions in options) or make short sales of securities;

                  5. Make loans (other than through the purchase of marketable debt securities) or lend portfolio securities;

                  6. Underwrite securities;

                  7. Purchase or sell commodities, commodity contracts, futures contracts or options thereon or purchase or sell put or call options on securities, provided, that for bona fide hedging purposes the Fund may purchase or sell options on stock indices;

                  8. Issue any senior security (as defined in the 1940 Act), except that (a) the Fund may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act; (b) the Fund may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (c) subject to the restrictions set forth above, the Fund may borrow money as authorized by the 1940 Act; or



                  9. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments. Investments by the Fund in marketable securities of companies engaged in such activities are not hereby precluded.


         If a percentage restriction set forth above is adhered to at the time the transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

         The Fund's investment objective and investment restrictions are fundamental policies and cannot be changed without the approval of the holders of a "majority of the outstanding units."

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION

         Purchases and sales will be made when considered advisable by the Manager, but generally not for trading purposes. The Fund intends to limit portfolio trading to the extent practicable and consistent with its investment objectives. It is expected that the Fund's annual portfolio turnover rate will not exceed 30%, but this rate may be exceeded if, in the Manager's opinion, conditions warrant. To the extent that there is active trading, the Fund will incur higher transaction costs. The Manager will weigh the added costs of short-term investment against anticipated gains, and the Fund will engage in portfolio trading if the Manager believes a transaction, net of costs (including custodian charges), will help it achieve its investment objective.

         Under the Investment Advisory Agreement, the Manager shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Fund. In assessing the best overall terms available for any transaction, the Manager considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Manager, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The Manager is not required to obtain the lowest commission or the best net price for the Fund on any particular transaction, and is not required to execute any order in a fashion either preferential to the Fund relative to other accounts they manage or otherwise materially adverse to such other accounts.

         Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Manager normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession.

         Under the Investment Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Manager may cause the Fund to pay a broker-dealer which provides brokerage and research services to the Manager, the Fund and/or other accounts for which the Manager exercises investment discretion, an amount of commission for effecting a securities transaction for the Fund in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services may be of value in advising the Fund. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         The management fees that the Fund pays to the Manager will not be reduced as a consequence of the Manager's receipt of brokerage and research services. To the extent the Fund's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Fund will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services generally would be useful and of value to the Manager in serving one or more of their other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Manager in carrying out its obligations to the Fund. While such services are not expected to reduce the expenses of the Manager, the Manager would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

         In certain instances, there may be securities that are suitable for one or more of the accounts advised by the Manager. Investment decisions for the Fund and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. However, it is believed that the ability of the Fund to participate in volume transactions will generally produce better executions for the Fund.

          No portfolio transactions are executed with any affiliate of Beck, Mack & Oliver LLC acting either as principal or as broker.

                    PRINCIPAL RISKS OF INVESTING IN THE FUND

         While the Fund seeks long-term capital appreciation, there is no guarantee that units of the Fund will not lose value. This means that you can lose money on your investment in the Fund. The Fund may not be able to achieve its investment objective if the Manager's expectations regarding particular securities or markets are not met.


         GENERAL MARKET RISKS. The Fund is subject to market risks that affect the value of its portfolio securities, including general economic and market conditions. Since the Fund will typically have significant equity exposure, the value of the Fund's units will be influenced by conditions in the stock markets, as well as the performance of the companies or industries selected for the Fund's portfolio.



         CREDIT AND INTEREST RATE RISKS. To the extent the Fund's assets are invested in debt securities, the Fund is subject to credit risk and interest rate risk. Typically, when interest rates rise, the market value of debt securities, such as those held by the Fund, will decline. Debt securities with longer maturities are more sensitive to interest rate risk than shorter term debt securities. When interest rates fall, the market value of the Fund's debt securities will tend to rise. However, during periods of falling interest rates, the Fund's total return may be subject to reinvestment rate risk. The Fund's total return may suffer as a result of reinvestment rate risk if the market value gains caused by falling interest rates are not enough to offset the lower rates of interest available for the continuing investment of the Fund's assets. Credit risk is the risk that the issuer of a debt security may not be able to pay principal and interest payments on time. The market's perception that an issuer might not be able to make such timely payments may negatively affect the market value of that issuer's debt securities.

         TRANSFERABILITY. Your units cannot be transferred (except through inheritance or other operation of law), assigned, or sold, except to the Fund during periodic tender offers, without the consent of the Manager which can be withheld for any reason.

         LIMITED LIQUIDITY. As the Fund is a "closed-end" investment company, you will not be able to redeem your units on a daily basis. Although the Fund will make quarterly offers to repurchase units, such repurchases are limited to 5% to 25% of the total units outstanding (at the discretion of the Board) and they may be oversubscribed with the result that you may not be able to sell as many units as you wish to sell. The right of a limited partner who withdraws from the Fund to receive the net asset value of his or her units may be limited by the general partners' obligation under applicable law to hold reserves for certain liabilities of the Fund.

         EFFECT OF REPURCHASE OBLIGATIONS. Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested, which may reduce returns. Moreover, diminution in the size of the Fund through repurchases without offsetting new sales may result in untimely sales of portfolio securities and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities. Repurchases resulting in portfolio turnover will result in additional expenses being borne by the Fund. The Fund may also sell portfolio securities to meet repurchase obligations which, in certain circumstances, may adversely affect the Fund's net asset value.


         NON-DIVERSIFICATION. The Fund is classified as a "non-diversified" investment company under the 1940 Act. The Fund may invest up to 10% of its total assets in the securities of a single issuer. Since the Fund's assets may be invested in the obligations of a limited number of issuers, the Fund may be more susceptible to any single economic, political or regulatory occurrence than more widely diversified funds.



         CONCENTRATION. The Fund is permitted to invest as much as 25% of its net assets in the securities of a single industry, and if it does so it may be more susceptible to an economic, political or regulatory development affecting that industry than a less concentrated investment company would be.


         NON-U.S. SECURITIES. The Fund's investments in foreign securities involve certain risks not typically associated with investments in the securities of U.S. issuers, including risk relating to future political and economic developments and the possible imposition of foreign withholding taxes on dividend or interest income payable on such securities. Changes in the exchange rates of foreign currencies in which the Fund's investments may be denominated will affect the U.S. dollar value of the Fund's assets and the Fund's return. Foreign securities markets may have substantially less volume and may be smaller, less liquid and subject to greater price volatility than U.S. markets. Delays or problems with settlement in foreign markets could affect the liquidity of the Fund's foreign investments and adversely affect performance. Investment in foreign securities also may result in higher brokerage and other costs and the imposition of transfer taxes or transaction charges. In addition, there may be less publicly available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as U.S. issuers. Investments in foreign securities also involve risks of the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other foreign governmental laws or restrictions that might adversely affect the payment of dividends on equity securities and principal of and interest on debt securities. In the event of a default on a foreign obligation, it may be difficult for the

Fund to obtain or enforce a judgment against the issuer. Investments in depositary receipts are subject to some, but not all, of the foregoing risks.

         INDEX OPTIONS. Whether the Fund will realize a gain or loss on the purchase or sale of an option on an index depends upon movements in the prices of the stocks constituting the related index and the changes in the premium or discount for the option rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on indices would be subject to the Manager's ability to predict correctly movements in the direction of the stock market generally. This requires different skills and techniques than predicting changes in the price of individual stocks.

         The Fund's use of options on stock indices is also subject to various additional risks. The correlation between movements in the price of the stock index and the price of the securities being hedged is imperfect and the risk from imperfect correlation increases as the composition of the Fund's portfolio diverges from the composition of the relevant index. In addition, the ability of the Fund to close out an option depends on an exchange or board of trade providing a market for options on the same index and in the same series. Although the Fund intends to purchase and sell options on an exchange or board of trade with an active trading market, there is no assurance that an active market will exist for any particular option at any particular time.

         CONVERTIBLE SECURITIES. Convertible securities have general characteristics similar to both fixed-income and equity securities. Although to a lesser extent than with fixed-income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock, and therefore, also will react to variations in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock.

         BELOW INVESTMENT-GRADE SECURITIES. The market values of many high yield securities, which are rated Ba or lower by Moody's or BB or lower by S&P and are sometimes referred to as "junk bonds," tend to be more sensitive to economic conditions than are higher rated securities and will fluctuate more over time. These securities are considered by S&P and Moody's, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and generally will involve more credit risk than securities in the higher rating categories. The Fund limits such investments to a maximum of 10% of its portfolio.

         Issuers of high yield securities often are highly leveraged and may not have available to them more traditional methods of financing. The issuer's ability to service its debt obligations may be affected adversely by specific corporate developments or the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss because of default by the issuer is significantly greater for the holders of these securities because such securities generally are unsecured and often are subordinated to other creditors of the issuer.

         There is no established retail secondary market for many of these securities, and to the extent a secondary trading market for these securities does exist, it generally is not as liquid as the secondary market for higher rated securities. The lack of a liquid secondary market may have an adverse impact on market price and yield and the Fund's ability to dispose of particular issues when necessary to meet that Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. It may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing that Fund's portfolio and calculating its net asset value.

         The market values of certain lower rated debt securities tend to reflect investor perceptions and individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities.

         REPURCHASE AGREEMENTS. The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which the Fund is permitted to invest. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities. All repurchase agreements entered into by the Fund will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to 100% of the amount of the loan, including the accrued interest thereon, and the Fund or its custodian will have possession of the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Fund. Repurchase agreements maturing in more than seven days are treated as illiquid.

         WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. When-issued and forward commitment transactions involve the risk that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place.

                              FINANCIAL INFORMATION


         Exhibit C contains audited annual financial statements of the Fund for its two most recent fiscal years and unaudited interim statements. However, keep in mind that the Fund's costs are likely to be higher in the near term future due to certain requirements imposed on registered funds by the Securities and Exchange Commission.


                              DESCRIPTION OF UNITS

         This section will help you become familiar with the limited partnership units and the policies that may apply to your account. The complete terms of the units are found in the Partnership Agreement attached as Exhibit A to this private placement memorandum.

ISSUANCE OF UNITS TO NEW LIMITED PARTNERS

         On the first day of each calendar quarter, the Manager (subject to any policies established by the Board) may at any time and without advance notice to or consent from any other partner admit any person who shall agree to be bound by all of the terms of the Partnership Agreement as a limited partner. The minimum initial investment is $100,000 and subsequent investments (other than reinvested dividends) must be in a minimum amount of $10,000 unless the Manager decides, in its sole discretion (subject to any policies established by the Board), to waive these minimums. The Manager may also allow a new limited partner to be admitted other than on the first day of a calendar quarter. The number of units issued in exchange for each initial purchase shall be based on the net asset value per unit as of the next date on which net asset value is determined following receipt of the investor's completed, binding subscription agreement in the form attached as Exhibit B. Each new limited partner shall be required to execute an agreement binding him or her to the terms of the Partnership Agreement. See "SUMMARY OF PARTNERSHIP AGREEMENT."

PRICING OF PARTNERSHIP UNITS

         All purchases and redemptions of units will be priced at the per unit net asset value or NAV calculated as of the next date on which net asset value is determined following receipt of completed, binding subscription or redemption documents from the investor. The current net asset value of the Fund's units shall be computed at least weekly as of the close of business on the last business day of each calendar week, and daily during the five days preceding a repurchase request deadline. See "DESCRIPTION OF UNITS-- Repurchase Offers."

         Securities which are listed on a national securities exchange shall be valued by the Manager at their last sales prices on the date of determination on the principal securities exchange on which the securities shall have traded on that date, or if trading in the securities on the principal securities exchange on which the securities shall have traded on that date was reported on the consolidated tape, their last sales prices on the consolidated tape (or, if the date of determination is not a date upon which that principal securities exchange was open for trading, on the last prior date on which that securities exchange was open not more than 10 days prior to the date of determination). If no sales of the securities occurred on either of the foregoing dates, the securities shall be valued at the mean of the "bid" and "asked" prices for the securities on the principal securities exchange on which the securities are traded, on the date of determination, or, if "bid" and "asked" prices for the securities on the principal securities exchange on which the securities shall have traded on that date was reported on the consolidated tape, the mean of "bid" and "asked" prices for the securities on the consolidated tape (or, if the date of determination is not a date upon which that securities exchange was open for trading, on the last prior date on which it was open not more than 10 days prior to the date of determination). Securities which are not listed shall be valued at their representative "bid" quotations, unless the securities are included in the NASDAQ National Market System, in which case they shall be valued based upon their closing "bid" prices as reported on the NASDAQ National Market System reporting system (if these prices are available). Securities and other assets of the Fund (except goodwill, which shall not be taken into account) for which no such market prices are available, or for which valuation determined pursuant to this paragraph does not in the opinion of the Manager fairly reflect market value, shall be valued by or under the direction of the Board.

SUBSCRIPTION FOR UNITS

         Persons interested in investing in the Fund are required to complete and return to the Manager the subscription document available from the Manager. The Manager, in its sole discretion, may decline to accept any proposed investor as a limited partner.

          The units have not been registered under the 1933 Act and therefore cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from registration is available. It is not contemplated that the units will ever be registered under the 1933 Act or that certain exemptions provided by rules promulgated under the 1933 Act (such as Rule 144) will ever be available. The Partnership Agreement provides that a limited partner may not assign any of its units or the interests they represent, except by operation of law, or substitute another person as a limited partner without the prior written consent of the Manager, which consent may be withheld for any reason. For a description of the limited rights of limited partners to redeem units, see "--Repurchase Offers." The foregoing limitations on transferability and liquidity must be regarded as substantial.

         Each investor will be required to represent in the subscription agreement, a form of which is attached as Exhibit B, that the units to be acquired by it are being acquired for the investor's own account, for the account of one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which the investor is a trustee, in each case for investment purposes only and not with a view to resale or distribution.

         All subscriptions for units must be made in the form of the subscription agreement attached as Exhibit B and forwarded along with the other subscription documents to the Fund, c/o Beck, Mack & Oliver LLC, 330 Madison Avenue, 31st Floor, New York, New York 10017, Attention: Dan I. Abrams. All investments in the Fund must be made in United States dollars by check or wire transfer to a bank account designated by the Manager.

         Subscriptions will be accepted in whole or in part at the discretion of the Manager. Subscriptions will in any event only be accepted from those persons to whom the Manager provides this private placement memorandum.

DISTRIBUTIONS

         The Fund anticipates that it will make distributions of net investment income and realized net capital gains annually. In your subscription agreement, you must specify how you want to receive your annual distribution. You may change your distribution option at any time by writing the Fund at the address on page 33. A change in distribution option will be effective if received at least 30 days before the end of the fiscal year. The Fund offers the following options:

1. Reinvestment Option. You may reinvest your distribution from income and gains in additional units. This option is assigned automatically if no other choice is made.

2. Cash Option. You may receive your income dividends and capital gain dividends in cash.

All amounts that are not so distributed will automatically be credited as additional units to your account at the net asset value per unit as of the date of the distribution. Payment of any such dividends shall be sent to you within 30 days after the end of that fiscal year. The Fund reserves the right to pay distributions in kind in the form of readily marketable portfolio securities rather than in cash.

         If we are unable to deliver to you any dividend or distribution check and it remains outstanding for six months, we reserve the right to cancel the check and reinvest the dividend or distribution in units of the Fund for your account. If a check representing the Fund distribution is not cashed within a specified period, the Fund will notify the investor that he or she has the option of requesting another check or reinvesting the distribution in the Fund. If the Fund does not receive the investor's election, the distribution will be reinvested in the Fund. Similarly, if the Fund sends the investor correspondence returned as "undeliverable," distributions will automatically be reinvested in the Fund. We will use the net asset value next computed after the check is canceled. Subsequent distributions may also be reinvested.

REPURCHASE OFFERS


         As a matter of fundamental policy which cannot be changed without a vote of a majority of the outstanding units of the Fund as defined in the 1940 Act, each quarter the Fund shall make an offer to repurchase its units. Quarterly the Board will set the size of the offer which will be at least 5% to up to 25% of the outstanding units. In determining the size of the offer, the Board will consider the liquidity needs of the partners, whether any emergency exists that renders it impracticable for the Fund to dispose of certain of its securities, and all other factors that are appropriate for the Fund to consider at the time. The deadline for responding to the Fund's repurchase offers (that is, the repurchase request deadline) shall be fourteen days prior to the last business day of each calendar quarter (or if not a business day, the previous business day). Under normal market conditions, the Board expects to authorize a 25% offer. The Fund may also make a discretionary repurchase offer once every two years, but it has no current intention to do so. The repurchase price will be the per unit net asset value on the repurchase pricing date, which shall be the last business day of the calendar quarter, and payment for all units repurchased pursuant to these offers will be made not later than 7 days after the repurchase pricing date. During the five business days prior to the repurchase request deadline you may obtain the current net asset value by calling 212-661-2640.

         At least 21 days prior to the repurchase request deadline the Fund will mail written notice to you setting forth the number of units the Fund will repurchase, the repurchase request deadline and other terms of the offer to repurchase, and the procedures for you to follow to request a repurchase. THE REPURCHASE REQUEST DEADLINE WILL BE STRICTLY OBSERVED. Limited partners failing to submit repurchase requests in good order by such deadline will be unable to liquidate units until a subsequent repurchase offer. The Fund reserves the absolute right to reject any or all tenders of units determined by the Manager not to be in proper form or to refuse to accept for payment, purchase or pay for any units if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such units would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender of units whether generally or with respect to any particular units or limited partners.

         If limited partners want to sell more units than the Fund has offered to repurchase, the Board may, but is not obligated to, increase its offer for units by 2% of the Fund units outstanding. If there are still more units tendered than are offered for repurchase, units will be repurchased on a pro rata basis. Thus, you may be unable to liquidate all or a given percentage of your units and some limited partners may tender more units than they wish to have repurchased in order to ensure repurchase of at least a specific number of units. You may withdraw units tendered at any time prior to the repurchase request deadline.

         The Fund may suspend or postpone a repurchase offer only pursuant to a vote of a majority of Directors, including a majority of the Directors that are not affiliated with the Fund (the "Independent Directors"): (A) for any period during which any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (B) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (C) for such other periods as the SEC may by order permit for the protection of limited partners of the Fund.

REPORTS

         You will receive audited financial reports of the Fund annually, reported on by the Fund's independent accountants, and unaudited interim reports at least semi-annually. Reminick, Aarons & Company, LLP have been retained to serve as independent accountants to the Fund.

                   MANAGEMENT OF THE PARTNERSHIP AND THE FUND

THE FUND'S INVESTMENT ADVISER

         The Fund's investment adviser is Beck, Mack & Oliver LLC, a New York limited liability company. As Manager, Beck, Mack & Oliver LLC is responsible for the day-to-day management of the investment portfolio and other business affairs of the Fund. Beck, Mack & Oliver LLC is located at 330 Madison Avenue, 31st Floor, New York, New York 10017. Beck, Mack & Oliver LLC is a member of the Investment Counsel Association of America.

         Founded as a partnership in 1931 by T. Edmund Beck and Lewis Mack and converted to a limited liability company in 1996, Beck, Mack & Oliver LLC is an independent investment counselor which is registered under the Investment Advisers Act of 1940 and as of December 31, 1999 managed approximately $2.8 billion dollars in assets on behalf of individuals, trusts, tax-exempt institutions and corporations.

         Beck, Mack & Oliver LLC is responsible for the management of the Fund's investment portfolio pursuant to a Investment Advisory Agreement. It also oversees certain administrative, compliance and accounting services for the Fund. In addition, members of Beck, Mack & Oliver LLC serve as officers of the Fund and Beck, Mack & Oliver LLC provides office space for the Fund and pays the salaries, fees and expenses of Fund officers.

CODE OF ETHICS

         Rule 17j-1 under the 1940 Act requires all registered investment companies and their investment advisers adopt written codes of ethics and institute procedures designed to prevent "access persons" (as defined in Rule 17j-1) from engaging in any fraudulent, deceptive or manipulative trading practices. The Fund's Board of Directors has adopted a code of ethics (the "Fund Code") that incorporates personal trading policies and procedures applicable to access persons of the Fund, which includes officers, directors and other specified persons who may make, participate in or otherwise obtain information concerning the purchase or sale of securities by the Fund. In addition, the Manager has adopted a code of ethics (the "Manager Code"). The Fund and Manager Codes have been designed to address potential conflict of interests that can arise in connection with the personal trading activities of investment company and investment advisory personnel.


         Pursuant to the Fund and Manager Codes, access persons are generally permitted to engage in personal securities transactions, provided that a transaction does not involve securities that are being purchased or sold, are being considered for purchase or sale, or are being recommended for purchase or sale by or for the Company. In addition, the Adviser Code contains specified prohibitions and blackout periods for certain categories of securities and transactions, and requires that access persons obtain preclearance to engage in certain personal securities transactions. Finally, the Fund and Adviser Codes require access persons to report all personal securities transactions periodically.


         You can write the SEC's Public Reference Room and ask them to mail you copies of the Fund Code and the Manager Code. You can also request copies electronically at publicinfo@sec.gov. They will charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you are there. The address is listed below under "Securities and Exchange Commission (SEC)."

PORTFOLIO MANAGER

         Dan I. Abrams is the portfolio manager of the Fund and is responsible for making investment decisions and for the day-to-day management of the Fund's portfolio.

         Mr. Abrams, a member since 1975 of the National Association of Securities Dealers, has served as an investment counselor at Beck, Mack & Oliver LLC since 1987 and is a member of the company. His responsibilities with Beck Mack & Oliver LLC include counseling, developing investment strategies and managing portfolios for individuals, trusts and institutional clients. Mr. Abrams has had primary responsibility for managing the Fund since its inception in 1991.

MANAGEMENT FEE


         The Fund pays the Manager a management fee, quarterly in arrears, based on the net assets of the Fund at the beginning of each quarter of the Fund.


         The following schedule sets forth the management fee (expressed as an annual rate):

                   AVERAGE DAILY NET                           ANNUAL RATE
                    ASSETS OF FUND                           PERCENTAGE (%)
Less than $5 Million                                              1.00

$5 Million but less than $10 Million                              0.75

$10 Million and over                                              0.50

DIRECTORS AND OFFICERS

         The business and affairs of the partnership are managed under the direction of the Board. The Fund has a nominating committee and an audit committee which are each comprised of the Independent Directors.

         Each Independent Director receives a fee which consists of an annual retainer of $3,000 and a meeting fee of $500 for each meeting attended. Each Director is also reimbursed for expenses incurred in attending each meeting of the Board.

         The Partnership Agreement provides that the general partners (including the Directors) will not be liable to the partnership or the limited partners for any act or omission performed or omitted by them in good faith in connection with the conduct of the business of the Fund, but shall only be liable for actions or omissions constituting willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. Thus, the ultimate liability of any general partner to the limited partners is more limited than would be the case without such a provision. The general partners will be indemnified by the partnership for any liability incurred by them arising out of their activities as general partners except for negligence, misconduct or other breach of fiduciary duty.

         The Directors and officers of the Fund and their principal occupations for at least the past five years are set forth below.

NAME, AGE, ADDRESS                             POSITION HELD WITH FUND        PRINCIPAL OCCUPATION(S) PAST 5 YEARS
------------------                             -----------------------        ------------------------------------
John C. Beck*, 68                              Director, general partner      Investment Counsel and Member, Beck,
330 Madison Avenue, 31st Floor                 President and Chief            Mack & Oliver LLC
New York, NY 10017                             Executive Officer

Margaret Ann Johnson, 53                       Director and general partner   Member, Ann Johnson Interiors LLC
149 East 73rd Street
New York, NY  10021

John D. Twiname, 67                            Director and general partner   Minister, founder of The HealthCare
307 East 60th Street                                                          Chaplaincy, Inc.
New York, NY  10022-1505

Dan I. Abrams, 60                              Treasurer                      Investment Counsel and Member, Beck,
330 Madison Avenue, 31st Floor                                                Mack & Oliver LLC
New York, NY 10017

Walter K. Giles, 39                            Vice President and Secretary   Investment Counsel and Member, Beck,
330 Madison Avenue, 31st Floor                                                Mack & Oliver LLC
New York, NY 10017


         * Asterisks indicate those Directors that are "interested persons" (as defined in the 1940 Act).

CUSTODIAN

         Pursuant to a custodian agreement, The Chase Manhattan Bank serves as the custodian of the assets of the Fund and receives such compensation as is agreed upon from time to time. As custodian The Chase Manhattan Bank provides oversight and record keeping for the assets held in the Fund. The custodian is located at 3 Metrotech Center, Brooklyn, New York 11245.

OTHER FEES AND EXPENSES

         The Manager provides the partnership, at its own expense, with office space, facilities, equipment and personnel. The Manager bears the administrative and service expenses associated with managing the Fund's assets, including the expenses incurred in the finding and management of the investments of the partnership. All other operating expenses of the Fund, including the Fund's custody expenses, the Fund's investment expenses, including brokerage costs and interest charges with respect to transactions in securities, 1940 Act registration fees and expenses, fees and expenses of the Board, legal and accounting expenses and limited partner administrative expenses will be borne by the Fund, thereby reducing the total net asset value of the Fund, except that the Manager will bear its expenses incurred in reporting to the partners.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         No person owns of record or beneficially five percent or more of the units of the Fund.

                        SUMMARY OF PARTNERSHIP AGREEMENT

         As an investor in the Fund, you will be a party to the Partnership Agreement. A summary of certain provisions of the Partnership Agreement follows. This summary is not definitive and is qualified in its entirety by reference to the Partnership Agreement itself, which is attached as Exhibit
A. Each prospective investor should carefully read the Partnership Agreement in its entirety.

CAPITAL ACCOUNTS AND TAX ACCOUNTS

         A Capital Account and a Tax Account will be established for each new partner. The initial balance of each account will equal the partner's original cash contribution, and it will be adjusted to reflect additional contributions and distributions. At the end of each Fiscal Period (as defined below), the Capital Account of each partner will be (i) decreased by the amount of any redemptions made by the partner, (ii) increased by the amount of the partner's allocation of Net Capital Appreciation (as defined below) and (iii) decreased by the amount of the partner's allocation of Net Capital Depreciation (as defined below).

         Each partner's Tax Account will be increased by the partner's share of taxable gain and income and tax-exempt income and will be reduced by the partner's share of taxable loss and certain nondeductible expenses.

         Allocations for income tax purposes generally will be made among partners so as to reflect equitably amounts credited or debited to each partner's Capital Account for the current and prior years. However, for any fiscal year capital gains and losses of the Fund will first be allocated to withdrawing partners so as to eliminate insofar as possible any difference between the balance in withdrawing partners' Capital Accounts and Tax Accounts and, to the extent these allocations are insufficient to eliminate completely this difference, items of ordinary income, loss or deduction may be allocated to the withdrawing partners.

         "Fiscal Period" means the period beginning on the first day following the last day of the immediately preceding Fiscal Period and ending on the earliest of (i) the date immediately preceding the date on which additional capital contributions are made to the Fund, (ii) the date on which there are withdrawals from the Fund, (iii) the December 31st of the calendar year within which the current Fiscal Period began and (iv) the date on which the Fund liquidates.

         "Net Capital Appreciation" for any Fiscal Period means the excess of the Fund's net asset value at the end of that Fiscal Period over the Fund's net asset value at the beginning of that Fiscal Period (plus the amount of any distributions and minus the amount of capital contributions to the Fund made during that Fiscal Period).

         "Net Capital Depreciation" for any Fiscal Period means the excess of the Fund's net asset value at the beginning of that Fiscal Period over the Fund's net asset value at the end of that Fiscal Period (minus the amount of distributions and plus the amount of any capital contributions to the Fund during that Fiscal Period).

ALLOCATION OF NET CAPITAL APPRECIATION
AND NET CAPITAL DEPRECIATION

         At the end of each Fiscal Period, the Capital Account of all partners during that Fiscal Period will be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or the Net Capital Depreciation, as the case may be, of the Fund for that Fiscal Period to the Capital Accounts of those partners in proportion to their respective Capital Account balances at the beginning of that Fiscal Period.

TERM OF THE FUND

         The Fund will dissolve on the first to occur of (i) December 31, 2025, (ii) the Board's determination at any time and for any reason to liquidate and dissolve the Fund, (iii) the bankruptcy or insolvency of the Manager, (iv) the election to dissolve the partnership by the holders of a "majority of outstanding units" of the limited partnership, or (v) termination, dissolution (other than by reason of a change in the partners of the Manager) or withdrawal of the Manager as manager of the Fund without the Board designating another investment adviser to be substituted as the Manager.

         The withdrawal, death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a general or limited partner will not dissolve the Fund. The legal representatives of a limited partner will succeed as assignee to a limited partner's units and the interest in the Fund they represent upon the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the limited partner but shall not be admitted as a substituted limited partner without the consent of the Manager. In the event of the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a limited partner, the limited partnership interest of the limited partner will continue at the risk of the Fund business until the date on which the limited partner's units are repurchased by the Fund or the earlier termination of the Fund.

LIABILITY OF THE GENERAL PARTNERS AND THE MANAGER

         The general partners have unlimited liability under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the repayment and discharge of all debts and obligations of the Fund but are entitled to require the prior exhaustion of the Fund's assets.

         No general partners will be liable to any other partner or the Fund for any losses due to any act or omission of the general partners in connection with the conduct of the business of the Fund that is determined in good faith by the general partner to be in or not opposed to the best interests of the Fund, unless the act or omission constitutes willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing by the general partner. In addition, no general partner will be liable to any other partner or the Fund for any losses due to any act or omission of any other partner or the mistakes, negligence, misconduct or bad faith of any broker or other agent of the Fund selected by the Directors or the Manager with reasonable care.

         The Manager and the general partners may consult with legal counsel or accountants selected by them. Any act or omission by it on behalf of the Fund or in furtherance of the business of the Fund in good faith in reliance on and in accordance with the advice of such counsel or accountants will be full justification for the act or omission, and each general partner will be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

INDEMNIFICATION

         To the fullest extent permitted by law, each general partner, its affiliates and their respective partners, officers, employees, directors and shareholders (the "Indemnitees") will be indemnified by the Fund against any losses and expenses that are incurred and arise out of or in the course of the business of the Fund, provided that (i) the Indemnitee acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Fund and (ii) the conduct did not constitute willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The satisfaction of any indemnification shall be from and limited to Fund assets, and no partner shall have personal liability on account thereof.

LIMITED LIABILITY OF LIMITED PARTNERS

         A limited partner or former limited partner will be liable for debts and obligations of the Fund attributable to any fiscal year during which it is or was a limited partner of the Fund only to the extent of its interest in the Fund in the fiscal year (or portion thereof) to which the debts and obligations are attributable. In order to meet a particular debt or obligation, a limited partner or former limited partner may be required to make additional contributions or payments up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by him from the partnership during or after the fiscal year to which such debt or obligation is attributable.

ADDITIONAL INVESTMENTS; ADMISSION OF NEW LIMITED PARTNERS; CHANGES IN THE GENERAL PARTNERS

         With the approval of the Manager and without the consent of any limited partner, an existing limited partner may purchase additional units in the Fund and new limited partners may purchase units in the Fund on the first business day of each calendar quarter, provided that each additional purchase of units must be for at least $10,000 and the initial purchase of units of each new limited partner must be for at least $100,000, unless the Manager exercises its discretion to waive these minimum requirements or to accept unit purchases by existing limited partners or admit new limited partners at any time other than the first day of a calendar quarter.

         Without the consent of the limited partners, the Manager may withdraw as manager of the Fund and the Board, including a majority of the Independent Directors, and, if required by the 1940 Act, the limited partners, will select an investment adviser to be substituted as manager. Except as required by applicable law, changes in the partners, directors, officers or shareholders of a general partner will not require the consent of the limited partners and will not dissolve the Fund.

OTHER ACTIVITIES OF THE MANAGER AND THE DIRECTORS

         The Manager will devote that amount of its time to the affairs of the Fund which in its judgment the conduct of the Fund's business reasonably requires. Neither the Manager nor any Director will be obligated to do or perform any act or thing in connection with the business of the Fund not expressly set forth in the Partnership Agreement or, in the case of the Manager, in the Investment Advisory Agreement. The Manager, its partners, officers and employees, the Directors and their affiliates will not be precluded from engaging directly or indirectly in any other business or other activity, including, but not limited to, exercising investment advisory and management responsibility and buying, selling or otherwise dealing with securities for their own accounts, for the accounts of family members and for the accounts of individual and institutional clients, which activities may compete with those of the Fund. The Manager will be permitted to perform, among other things, investment advisory and management services for individuals and entities other than the Fund and in that connection to give advice and take action in the performance of its duties to those individuals and entities which may differ from the timing and nature of action taken with respect to the Fund. The Manager will not be obligated to purchase or sell for the Fund any security or other investment which the Manager or its affiliates may purchase or sell, or recommend for purchase or sale, for its or their own accounts, or for the account of any client. Neither the Fund nor the limited partners will have any rights of first refusal, coinvestment or other rights in respect of the investments of other accounts or in any fees, profits or other income earned or otherwise derived therefrom. No limited partner will, by reason of being a limited partner in the Fund, have any right to participate in any manner in any profits or income earned or derived by or accruing to the general partners (including the Manager), any of their affiliates or their respective partners, directors, officers, employees or shareholders from the conduct of any business other than the business of the Fund or from any transaction in securities effected by any general partner (including the Manager), any of their affiliates or their respective partners, directors, officers, employees or shareholders for any account other than that of the Fund.

AMENDMENTS TO PARTNERSHIP AGREEMENT

         The Partnership Agreement may be amended at any time with the written consent of the Manager, of the Board and of limited partners holding more than 50% of the outstanding units (unless approval is sought at a meeting of limited partners, where it may be amended by the affirmative vote of a majority of the outstanding units as defined in the 1940 Act); except that the general partners may, without the consent of the limited partners, amend the Partnership Agreement (i) to reflect changes validly made in the membership of the Fund and the contributions and withdrawals by any partner,
(ii) to reflect a change in the name of the Fund, (iii) to reflect a change in the manner in which Capital Accounts or any debits or credits thereto are computed in accordance with the terms and conditions of the Partnership Agreement, (iv) to effect compliance with any applicable law or regulation and (v) to make a change that is necessary or desirable to correct any ambiguity, to correct or supplement any provision in the Partnership Agreement that would be inconsistent with any other provision in the Partnership Agreement and to make any other provision with respect to matters or questions arising under the Partnership Agreement that will not be inconsistent with the provisions of the Partnership Agreement, in each case if the change does not adversely affect the limited partners. The consent of a partner must be obtained for any amendment which would reduce its Capital Account, rights to allocations and distributions (other than by virtue of new and additional contributions by other partners), rights of contribution or withdrawal or which would modify the provisions of the amendment section of the Partnership Agreement.

                                      TAXES

         The following summary discussion describes certain U.S. federal income tax aspects of investing in the Fund. It is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations ("Regulations") promulgated thereunder and published administrative rulings and judicial decisions, all as of the date of this private placement memorandum. No assurance can be given that future legislation, administrative rulings or court decisions will not modify the conclusions set forth in this discussion. This discussion is necessarily general; the actual tax and financial consequences of the purchase of units in the Fund will vary depending upon the investor's circumstances. This discussion does not constitute tax advice and is not intended to substitute for individual tax planning. Further, this discussion does not take into account the particular circumstances of each prospective investor some of whom, such as non-U.S. persons, tax exempt organizations, financial institutions, dealers or traders in securities that adopt mark to market accounting for tax purposes or other investors that do not hold their units as capital assets may be subject to special rules. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF UNITS IN THE FUND.

PARTNERSHIP STATUS

         Under current U.S. Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for federal income tax purposes unless it elects to be treated as a corporation. Thus, subject to the discussion of "publicly traded partnership" set forth below, the Fund will be treated as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for federal income tax purposes may not be respected for state or local tax purposes. An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return. Individual partners are required to report on their federal income tax returns their distributive units of each item of the partnership's income, gain, loss, deduction and credits for each taxable year of the partnership ending with or within the partner's taxable year. See "Taxation of Limited Partners" below.

         An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership". Pursuant to IRS Notice 88-75 a partnership which meets certain safe harbor requirements is precluded from being classified as a "publicly traded partnership" for all taxable years beginning on or before December 31, 2005. The Manager believes that the Fund currently meets and intends to operate the Fund so that it will continue to meet the requirements for safe harbor treatment set out in Notice 88-75 so that the Fund will not be classified as a "publicly traded partnership" prior to December 31, 2005. In this regard, the Fund will rely on representations and undertakings of limited partners. Moreover, the Directors intend to take such actions as are reasonably necessary or advisable in the future to ensure that the Fund will not be treated as a "publicly traded partnership" after December 31, 2005. Such action could include, for example, limiting the redemption rights of limited partners. Alternatively, the Fund may determine to liquidate at such time.

         In the absence of a ruling from the IRS (which the Fund has determined it is not practicable to seek), there can be no assurance that the IRS will not attempt to characterize the Fund as a "publicly traded partnership" taxable as a corporation. If the Fund were determined to be a corporation for tax purposes, the Fund would be taxed on its earnings at corporate rates, and any distributions to the limited partners would be treated as corporate distributions, which would be taxable as dividends to the limited partners to the extent of the earnings and profits of the Fund. Subject to applicable limitations in the Code, such dividends would generally be eligible for a dividends received deduction in the case of a limited partner that is a corporation.

         It is assumed in the following discussion of tax considerations that the Fund will be classified as a partnership and will not be treated as "publicly traded" for federal income tax purposes.

TAXATION OF LIMITED PARTNERS

         Provided that the Fund is classified as a partnership for federal income tax purposes, each limited partner will be taxed upon his distributive share of each item of the Fund's income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the limited partners' taxable year. See "Allocations of Income, Gain, Loss and Expense" below. Each item will have the same character and source to a limited partner as though the limited partner realized the item directly. Limited partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the

Fund for a taxable year, and thus may incur income tax liabilities without receiving sufficient distributions from the Fund to fund these liabilities. In addition, investments in certain securities such as original issue discount obligations, preferred stock with redemption premiums, stock of certain foreign corporations, "Section 1256 contracts" and in positions that constitute "straddles" as well as certain methods of accounting adopted by the Fund, may result in the recognition of substantial amounts of taxable income without receipt of cash, or substantial amounts of taxable income when little economic income is realized.

ALLOCATIONS OF INCOME, GAIN, LOSS AND DEDUCTION

         Section 704(b) of the Code provides that a partner's distributive share of income, gain, loss, deduction or credit or any item thereof, will be determined under the Partnership Agreement provided the allocations have "substantial economic effect." In order for partnership allocations to have substantial economic effect the Regulations under Section 704(b) of the Code, among other things, prescribe complex requirements for the maintenance of capital accounts. If an allocation lacks substantial economic effect the item must be reallocated in accordance with the partner's "interest in the partnership", which will be determined taking into account all of the facts and circumstances.

         Under the Partnership Agreement, the Fund's Net Capital Appreciation or Net Capital Depreciation for each accounting period is allocated among the partners without regard to the amount of income or loss actually realized by the Fund for federal income tax purposes. For each fiscal year, under the Partnership Agreement items of income, gain, loss, deduction or credit realized for federal income tax purposes by the Fund are to be allocated for income tax purposes in such a manner as to reflect equitably the amount so allocated to each partner's Capital Account for the current and prior fiscal years. In addition, in the case of a withdrawing partner whose tax basis differs from his Capital Account balance the Manager may allocate specifically to that Partner items of tax income or loss to eliminate the difference. There can be no assurance that the IRS will accept such allocations.

         The allocations of income, gain, loss and deduction discussed above are intended to comply generally with the requirements of Sections 704(b) and 704(c) of the Code. However, the IRS may assert that the Fund does not maintain capital accounts in accordance with Section 704(b) of the Code and that its allocations therefore lack substantial economic effect. Similarly, there can be no assurance that the IRS will not challenge the validity of the Fund's method of complying with Section 704(c).

         Any challenge by the IRS with respect to the allocations of tax items provided in the Partnership Agreement, whether as described above or on some other ground, would, if sustained, result in the reallocation of the items in accordance with the partners' interests in the Fund. This reallocation could affect adversely the tax and financial consequences of a purchase of units in the Fund.

         The Manager will have the authority, without the consent of the limited partners, to amend the tax allocation provisions to the extent necessary to comply with Regulations or other authority issued under Sections 704(b) of the Code.

         Limited partners should note that it is possible that the allocations of the Fund's taxable income and losses among the partners will not reflect the allocations of Net Capital Appreciation and Net Capital Depreciation that have been made to the partners' Capital Accounts so that a limited partner may be allocated taxable income in excess of its economic gain. In such cases, a limited partner may be prevented from realizing the tax benefit of any excess of tax allocations over his Capital Account balance, if at all, until his units have been disposed of or his interest terminated. Limited partners should note that the Manager will attempt to allocate additional items of tax income or loss, including ordinary income or loss, as the case may be, to limited partners who withdraw from the Fund at a time when allocations of the Fund's tax results to them do not reflect allocations of Fund financial income.

FUND DISTRIBUTIONS AND REDEMPTIONS

         A cash distribution from the Fund to a limited partner will reduce the adjusted basis of the limited partner's interest and, to the extent it exceeds the adjusted basis of the limited partner's interest, result in treatment as gain from the sale or exchange of the interest, taxable in accordance with the rules described under "Disposition of Units" below.

DISPOSITION OF UNITS

         A limited partner will recognize gain or loss on the sale, exchange or other disposition of units to the extent the amount realized therefor differs from its tax basis in his units. Generally, this gain or loss will be considered long-term capital gain or loss if the limited partner has held its units for more than one year. Under Section 751 of the Code, however, on a sale of units to a third party the limited partner will recognize ordinary income to the extent the disposition proceeds are attributable to "unrealized receivables" (including, for example, certain short-term obligations or market discount bonds, the interest on which has not been included in the Fund's taxable income) ("Section 751 property"). The limited partner may recognize this ordinary income even if it would not otherwise recognize a gain on the sale, exchange or other disposition. For tax purposes, the amount realized by a limited partner from the sale, exchange or other disposition of units will include its share of the Fund's outstanding non-recourse liabilities, if any.

         On a redemption of units by the Fund, a limited partner will be subject to Section 751(b) if he receives non-Section 751 property (such as cash) for a portion of its interest in Section 751 property. Section 751(b) provides that in this circumstance the limited partner will be treated as receiving a deemed distribution of Section 751 property and then exchanging the Section 751 property for the non-Section 751 property. Both the limited partner and the Fund would recognize gain on a deemed exchange.

LIMITATIONS ON DEDUCTIBILITY OF FUND LOSSES

         BASIS. To the extent losses are incurred by the Fund, a limited partner's share of deductions for the losses will be limited to the tax basis of the limited partner's interest. A limited partner's initial tax basis for its interest will be the amount paid for the units. This initial basis will be increased by the limited partner's share of Fund income and by any increase in the limited partner's share of Fund non-recourse indebtedness, if any. Basis for an interest will be decreased (but not below zero) by distributions from the Fund, by any decrease in the limited partner's share of Fund non-recourse indebtedness, by the limited partner's share of Fund losses and by the limited partner's share of expenditures of the Fund that are not deductible in computing his taxable income and are not required to be capitalized.

         PASSIVE LOSSES. The Code restricts the deductibility of losses from a "passive activity" (generally an activity in which the taxpayer does not materially participate) against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and closely held corporations. Pursuant to temporary Regulations issued by the Treasury Department, income or loss from the Fund generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a limited partner's share of income and gain, if any, from the Fund.

         The Code imposes other limitations on the ability of individuals to use losses and deductions arising from investment in entities such as the Fund, including, limitations relating to deductions for "investment interest" under Section 163 of the Code. Prospective investors should consult their own tax advisors regarding the application of such rules to an investment in the Fund.

ALTERNATIVE MINIMUM TAX

         Each limited partner will be required to take into account its distributive share of any Fund income, gain or loss for purposes of the alternative minimum tax. Since a limited partner's potential liability for the alternative minimum tax will depend upon his overall tax situation, prospective investors are urged to consult with their tax advisors concerning the effect of an investment in the Fund on its potential liability for the alternative minimum tax.

TAXATION OF FUND INVESTMENTS

         The Fund may realize capital gains or losses from dispositions of its investments. Interest, dividends and certain other income earned by the Fund will generally be treated as ordinary income. Net capital gains of individual limited partners are generally taxable at a maximum rate of 20% whereas ordinary income is generally taxable at a 39.6% rate. Corporate limited partners are generally taxed at the same 35% rate on both ordinary income and capital gains. The excess of capital losses over capital gains may be offset against the ordinary income of a non-corporate limited partner, subject to an annual deduction limitation of $3,000. Unused capital losses may generally be carried forward indefinitely subject to an annual reduction based on the amount of capital losses allowed or allowable as a deduction in the taxable year. For corporate limited partners, capital losses may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

DEDUCTIBILITY OF FUND INVESTMENT EXPENDITURES BY INDIVIDUAL PARTNERS

         Under the Code miscellaneous itemized deductions of an individual, including investment expenses (E.G., investment advisory fees), are deductible subject to certain limitations only to the extent they exceed 2% of the individual's adjusted gross income. This limitation on deductibility may apply to an individual partner's share of the investment expenses of a partnership. Whether the operating expenses of the Fund will be treated as investment expenses subject to the foregoing rule will depend on whether the Fund is treated as engaged in a trade or business for tax purposes. The Manager will file the Fund's tax returns and the accompanying Schedule K-1 on the basis that the expenses are subject to the 2% limitation. Thus, an individual partner's share of certain of the Fund's expenses, including the Management Fee, will be reported as subject to this rule. Moreover, the otherwise allowable itemized deductions of individuals whose adjusted gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (i) 3% of the excess of such individual's adjusted gross income over the threshold amount or (ii) 80% of the amount of the itemized deductions otherwise allowable. The consequences of this limitation will vary depending upon the personal tax situation of each taxpayer. Accordingly, individual limited partners should consult their tax advisors with respect to the application of this limitation.

TAX EXEMPT INVESTORS

         Income recognized by a tax-exempt entity is exempt from federal income tax except to the extent of the entity's "unrelated business taxable income" ("UBTI"). With exceptions for certain types of entities, UBTI is generally defined as income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its exempt purpose (including an unrelated trade or business regularly carried on by a partnership of which the entity is a partner). UBTI generally does not include dividends, interest and gains from the sale of property that is neither inventory nor held for sale to customers in the ordinary course of business. A tax-exempt entity deriving gross income characterized as UBTI that exceeds $1,000 in any taxable year is obligated to file a federal income tax return, even if it has no liability for that year as a result of deductions against such gross income, including an annual $1,000 statutory deduction.

         Notwithstanding the foregoing, if a tax exempt entity's acquisition of an interest in the Fund is debt-financed, or the Fund incurs debt (which it is entitled to do under certain circumstances) for the acquisition of an investment, all or a portion of the income or gain attributed to the "debt financed property" would be included in UBTI regardless of whether such income or gain would otherwise be excluded as dividends, interest or other similar income. Prospective tax-exempt investors are urged to consult their tax advisors with respect to the consequences of investing in the Fund.

TAX ELECTIONS; RETURNS; TAX AUDITS

         The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Partnership Agreement, the Manager, in its sole discretion, may, but is not required to, cause the Fund to make this election. This election, once made, cannot be revoked without the consent of the IRS.

         The Fund will file a federal partnership information return for each calendar year and will provide each limited partner with an annual statement containing relevant income tax information, including each limited partner's share of the Fund's taxable income or loss and capital gains or losses for each calendar year. The Manager decides how to report the Fund items on the Fund's tax returns, and all limited partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. If the income tax returns of the Fund are audited by the IRS, the tax treatment of Fund income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the partners. The costs relating to such an audit will be borne by the partners or the Fund. The Manager will be designated as the "Tax Matters Partner" and will have considerable authority to make decisions affecting the tax treatment and procedural rights of all partners. In addition, the Tax Matters Partner will have the right on behalf of all partners to extend the statute of limitations relating to the partners' tax liabilities with respect to Fund items.

FOREIGN INVESTORS

         The Federal income tax treatment applicable to a nonresident alien or foreign entity investing in the Fund is complex and will vary depending upon the particular circumstances of each such limited partner and whether the Fund is treated as being engaged in a trade or business for United States Federal income tax purposes. Foreign investors are urged to consult with their tax advisors concerning the United States Federal, state, local and foreign (including the foreign investor's country of residence) tax treatment of an investment in the Fund.

STATE AND LOCAL TAXATION

         In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A limited partner's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining his reportable income for state and local tax purposes in the jurisdiction in which he is a resident.

         A state or other taxing authority in which the Fund may be deemed to be doing business may impose a tax on that limited partner with respect his share of Fund income. Moreover, the Fund may itself be subject to state and local tax.

         Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of investing in the Fund, including the effect of applicable New York State and New York City tax laws.

CERTAIN PROPOSED FEDERAL INCOME TAX LEGISLATION

         A number of items of legislation have in the past been proposed that could alter certain of the federal income tax consequences of an investment in the Fund. It is uncertain whether any such proposed legislation (or similar legislation) will be enacted. Prospective investors should consult their own tax advisors regarding proposed legislation.

         EARLY IN EACH CALENDAR YEAR, THE FUND WILL SEND YOU A NOTICE SHOWING THE AMOUNT OF DISTRIBUTIONS YOU RECEIVED IN THE PRECEDING YEAR AND THE TAX STATUS OF THOSE DISTRIBUTIONS. THE ABOVE IS A GENERAL SUMMARY OF TAX IMPLICATIONS OF INVESTING IN THE FUND. PLEASE CONSULT YOUR TAX ADVISER TO SEE HOW INVESTING IN THE FUND WILL AFFECT YOUR OWN TAX SITUATION.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL FIDUCIARY MATTERS

         In considering an investment in the Fund of a portion of the assets of any employee benefit plan (including a "Keogh" plan), whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (a "Qualified Plan"), a fiduciary should determine, in light of the substantial restrictions on transfers and withdrawals by limited partners and the illiquidity of the units, whether the investment is in accordance with the documents and instruments governing the Qualified Plan and the applicable provisions of ERISA relating to a fiduciary's duties to the Qualified Plan.

         ERISA and the Code impose certain duties on persons who are fiduciaries of plans and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to certain exceptions which are not relevant to the Fund.

PLAN ASSETS

         If the assets of the Fund were to be deemed to be "plan assets" under ERISA, (i) the prudence and other fiduciary responsibility standards of ERISA applicable to investments made by certain Qualified Plans and their fiduciaries would extend to investments made by the Fund, and (ii) certain transactions in which the Fund might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

         Under current law, an entity will be deemed to hold plan assets if the total equity investment by benefit plan investors is 25 percent or more of the entity's equity, excluding equity interests held by the person with discretionary authority or control over the assets of the entity and the affiliates of such person. For purposes of this 25 percent test, all employee benefit plans, whether or not subject to ERISA or the Code, are counted, including "Keogh" plans, Individual Retirement Accounts and pension plans maintained by foreign corporations. If benefit plan investors constitute 25 percent or more of the Fund's equity, the Fund will be deemed to hold "plan assets," and the Manager and Directors will attempt to comply with the provisions of ERISA and the Code applicable to a fiduciary of a Qualified Plan under ERISA.

PLAN ASSET CONSEQUENCES;
PROHIBITED TRANSACTION EXEMPTION

         When the Fund holds "plan assets," additional issues arise under the prohibited transaction provisions of ERISA and the Code by virtue of a Director's or the Manager's interest in the Fund and the possible relationship between a Director or the Manager and any Qualified Plan which may purchase units. If a prohibited transaction occurs for which no administrative exemption is available, the Director or Manager, and any other party in interest which has engaged in any such prohibited transaction, would be required (i) to restore to the Qualified Plan any profit realized on the transaction and (ii) to reimburse the Qualified Plan for any losses suffered by the Qualified Plan as a result of the investment. In addition, each party in interest involved could be subject to an excise tax equal to 5 percent of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100 percent. Plan fiduciaries who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by the Directors or the Manager.

         Furthermore, unless appropriate administrative exemptions were available or were obtained, the Fund could be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction if the acquisition or transaction would constitute a "prohibited transaction." For example, the Fund could be prohibited from investing in a corporation whose affiliates maintain a pension or profit-sharing plan participating in the Fund. However, because of the type of portfolio that the Fund is expected to have, the Fund does not believe that the investment restrictions imposed by the prohibited transaction provisions of ERISA and the Code will materially limit the investment opportunities available to the Fund.

         ANY FIDUCIARY FOR A QUALIFIED PLAN SHOULD CONSULT ITS LEGAL ADVISOR CONCERNING THE ERISA CONSIDERATIONS DISCUSSED ABOVE BEFORE MAKING AN INVESTMENT IN THE FUND.

CONTACTING THE FUND

         You can contact us by calling (212) 661-2640 or writing:

                  BMO Partners Fund, Inc.
                  330 Madison Avenue, 31st Floor
                  New York, New York  10017

SECURITIES AND EXCHANGE COMMISSION (SEC)

         You can write the SEC's Public Reference Room and ask them to mail you information about the Fund. They will charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you are there.

         Public Reference Section of the SEC
         Washington, D.C. 20549-6009
         1-800-SEC-0330

         Reports and a copy of other information about the Fund is also available on the SEC's website at http://www.sec.gov.

                                                                      EXHIBIT A




-------------------------------------------------------------------------------

                           SECOND AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                             BMO PARTNERS FUND, L.P.

                             Dated as of May 9, 2000

-------------------------------------------------------------------------------

===============================================================================

THE LIMITED PARTNERSHIP UNITS OF BMO PARTNERS FUND, L.P. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS. THE UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY, AND THE UNITS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE UNITS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THOSE LAWS AND THIS AGREEMENT.

                                TABLE OF CONTENTS

                                                                        Page(s)
ARTICLE I

         DEFINITIONS...........................................................1

ARTICLE II

         GENERAL PROVISIONS....................................................4
         SECTION 2.01.  FORMATION..............................................4
         SECTION 2.02.  NAME...................................................4
         SECTION 2.03.  ORGANIZATIONAL CERTIFICATES AND OTHER FILINGS..........5
         SECTION 2.04.  PRINCIPAL PLACE OF BUSINESS............................5
         SECTION 2.05.  REGISTERED OFFICE AND REGISTERED AGENT.................5
         SECTION 2.06.  TERM...................................................5
         SECTION 2.07.  FISCAL YEAR............................................5
         SECTION 2.08.  MANAGER; DIRECTORS.....................................5
         SECTION 2.09.  LIMITED PARTNERS.......................................6
         SECTION 2.10.  BOTH GENERAL AND LIMITED PARTNER.......................6
         SECTION 2.11.  LIABILITY OF PARTNERS..................................6
         SECTION 2.12.  PURPOSES...............................................7
         SECTION 2.13.  INVESTMENT RESTRICTIONS................................8
         SECTION 2.14.  INTERESTS TO BE DENOMINATED AS UNITS...................8

ARTICLE III

         MANAGEMENT OF THE FUND................................................8
         SECTION 3.01.  MANAGEMENT AND CONTROL.................................8
         SECTION 3.02.  ACTIONS BY DIRECTORS...................................9
         SECTION 3.03.  MEETINGS OF LIMITED PARTNERS...........................9
         SECTION 3.04.  MANAGEMENT SERVICES...................................10
         SECTION 3.05.  RELIANCE BY THIRD PARTIES.............................12
         SECTION 3.06.  OTHER ACTIVITIES OF THE GENERAL PARTNERS..............12
         SECTION 3.07.  CUSTODY OF ASSETS OF THE FUND.........................13
         SECTION 3.08.  EXCULPATION...........................................13
         SECTION 3.09.  INDEMNIFICATION.......................................14
         SECTION 3.10.  EXPENSES..............................................14

ARTICLE IV

         TERMINATION OF STATUS AS GENERAL PARTNER,
         TRANSFERS AND REPURCHASES............................................15
         SECTION 4.01.  TERMINATION OF STATUS OF THE MANAGER..................15
         SECTION 4.02.  TERMINATION OF STATUS OF A DIRECTOR...................15
         SECTION 4.03.  REMOVAL OF DIRECTORS..................................15
         SECTION 4.04.  CHANGES IN GENERAL PARTNERS...........................15

         SECTION 4.05.  TRANSFER OF UNITS.....................................16
         SECTION 4.06.  REPURCHASE OF UNITS...................................16

ARTICLE V

         CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS  AND ALLOCATIONS.............17
         SECTION 5.01.  CAPITAL CONTRIBUTIONS.................................17
         SECTION 5.02.  CAPITAL ACCOUNTS AND TAX ACCOUNTS.....................17
         SECTION 5.03.  CAPITAL ACCOUNT ALLOCATIONS...........................18
         SECTION 5.04.  CLOSING OF THE BOOKS..................................19
         SECTION 5.05.  VALUATION OF ASSETS...................................19
         SECTION 5.06.  LIABILITIES...........................................20
         SECTION 5.07.  TAX ACCOUNT ALLOCATIONS...............................20
         SECTION 5.08.  DETERMINATION BY THE MANAGER OF CERTAIN MATTERS.......21

ARTICLE VI

         WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL.............................21
         SECTION 6.01.  WITHDRAWALS AND DISTRIBUTIONS IN GENERAL..............21
         SECTION 6.02.  DISTRIBUTIONS OF NET INVESTMENT INCOME AND NET
              REALIZED CAPITAL GAINS..........................................21
         SECTION 6.03.  METHOD OF DISTRIBUTIONS...............................22

ARTICLE VII

         ADMISSION OF NEW PARTNERS............................................22
ARTICLE VIII

         WITHDRAWAL, DEATH OR INCOMPETENCY OF PARTNERS........................22
         SECTION 8.01.  WITHDRAWAL, DEATH, ETC., OF PARTNERS..................22
         SECTION 8.02.  REQUIRED WITHDRAWALS OF PARTNERS......................23
         SECTION 8.03.  EFFECTIVE DATE OF WITHDRAWAL..........................23
         SECTION 8.04.  LIMITATIONS ON WITHDRAWAL OF CAPITAL ACCOUNT..........23

ARTICLE IX

         DURATION AND TERMINATION OF THE FUND.................................23
         SECTION 9.01.  DURATION..............................................23
         SECTION 9.02.  TERMINATION...........................................23
         SECTION 9.03.  RESTORATION OBLIGATION................................24

ARTICLE X

         TAX RETURNS; REPORTS TO PARTNERS.....................................24
         SECTION 10.01.  INDEPENDENT AUDITORS.................................24
         SECTION 10.02.  FILING OF TAX RETURNS................................24

         SECTION 10.03.  TAX MATTERS PARTNER..................................24
         SECTION 10.04.  CONSISTENT REPORTING.................................25
         SECTION 10.05.  REPORTS TO CURRENT PARTNERS..........................25
         SECTION 10.06.  REPORTS TO PARTNERS AND FORMER PARTNERS..............25

ARTICLE XI

         MISCELLANEOUS........................................................25
         SECTION 11.01.  POWER OF ATTORNEY....................................25
         SECTION 11.02.  GENERAL..............................................25
         SECTION 11.03.  WAIVER OF PARTITION..................................26
         SECTION 11.04.  AMENDMENTS TO PARTNERSHIP AGREEMENT..................26
         SECTION 11.05.  GOVERNING LAW........................................26
         SECTION 11.06.  ADJUSTMENT OF BASIS OF FUND PROPERTY.................26
         SECTION 11.07.  NOTICES..............................................26
         SECTION 11.08.  GOODWILL.............................................27
         SECTION 11.09.  HEADINGS.............................................27
         SECTION 11.10.  PRONOUNS.............................................27

SCHEDULE I          LIMITED PARTNERS

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                             BMO PARTNERS FUND, L.P.


                  This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of BMO Partners Fund, L.P., a Delaware limited partnership (the "Fund"), is made as of May 9, 2000 by and among Beck, Mack & Oliver LLC, a New York limited liability company and a general partner of the Fund, John C. Beck, Margaret Ann Johnson and John D. Twiname as Directors and those persons listed on Schedule I (as such Schedule I may be amended from time to time) as Limited Partners.

                  The Fund was formed pursuant to a Limited Partnership Agreement, dated as of March 8, 1991 and amended and restated as of April 19, 1991, among the General Partner (as defined therein), the Initial Limited Partner (as defined therein), and the persons designated as limited partners in the records of the Fund, and a Certificate of Limited Partnership, dated as of March 7, 1991, which was filed in the office of the Secretary of State of Delaware on March 8, 1991. The parties wish to amend the Limited Partnership Agreement to permit the registration of the Fund as a closed-end management investment company pursuant to the Investment Company Act of 1940, as amended, and to make certain other modifications. Accordingly, the parties agree to amend and restate the Amended and Restated Limited Partnership Agreement in its entirety to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, unless the context otherwise requires:

          (a) "AFFILIATE" means, with respect to a Person, any other Person which either directly or indirectly controls, is controlled by or is under common control with the first Person.

          (b) "AGREEMENT" means this Second Amended and Restated Limited Partnership Agreement, as amended and restated from time to time.

          (c) "BEGINNING VALUE", with respect to any Fiscal Period, means the value of the Fund's Net Assets at the beginning of that Fiscal Period.

          (d) "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Fund consisting of all of the Directors.

          (d) "CAPITAL ACCOUNT" has the meaning specified in Section 5.02(a).


          (e) "CERTIFICATE" means the Certificate of Limited Partnership of the Fund, dated as of March 7, 1991, filed in the office of the Secretary of State of Delaware on March 8, 1991, as amended and restated from time to time.


          (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.


          (g) "DIRECTORS" means those General Partners who are natural persons serving as directors of the Fund listed from time to time on Schedule I.


          (h) "ENDING VALUE", with respect to any Fiscal Period, means the value of the Fund's Net Assets at the end of that Fiscal Period.


          (i) "FISCAL PERIOD" means the period beginning on the first day following the last day of the immediately preceding Fiscal Period and ending on the earliest of (i) the date immediately preceding the date on which additional capital contributions are made to the Fund, (ii) the date on which there are withdrawals from the Fund, (iii) the December 31st of the calendar year within which the current Fiscal Period began and (iv) the date on which the Fund liquidates.


          (j) "FORM N-2" means the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission on or after the date hereof, as amended from time to time.


          (k) "FUND" means BMO Partners Fund, L.P., a Delaware limited partnership.


          (l) "GENERAL PARTNER" means the Manager or any Director.


          (m) "INDEMNITEES" has the meaning specified in Section 3.09(a).


          (n) "INDEPENDENT DIRECTORS" means those Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and, when used with respect to the approval of a particular agreement, who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party.


          (o) "INITIAL CAPITAL CONTRIBUTION" has the meaning specified in
Section 5.01(a).


          (p) "INTEREST" means the Capital Account that a Limited Partner or former Limited Partner would have received, or in fact did receive, pursuant to the terms and provisions of Articles VI or VIII upon withdrawal from the Fund as of the end of that fiscal year, or relevant portion thereof.


          (q) "INVESTMENT ADVISORY AGREEMENT" has the meaning specified in
Section 3.04(a).


          (r) "LIMITED PARTNER" means any Person who shall have been admitted to the Fund as a limited partner (including any General Partner in such person's capacity as a limited partner of the Fund but excluding any General Partner in such person's capacity as a general partner of the Fund) until the Fund repurchases all of such Person's Units pursuant to Section 4.06 hereof or a substituted Limited Partner or Partners are admitted with respect to any such Person's entire Interest pursuant to Section 4.05 hereof.


          (s) "MANAGEMENT FEE" means the fee payable by the Fund to the Manager for its advisory services pursuant to a written agreement described in Section 3.04(a).


          (t) "MANAGEMENT SERVICES" has the meaning specified in Section 3.04.


          (u) "MANAGER" means Beck, Mack & Oliver LLC or successor thereto as investment manager of the Fund.


          (v) "MANAGER EXPENSES" has the meaning specified in Section 3.10(a).


          (w) "NEGATIVE BASIS" has the meaning specified in Section 5.07(d).


          (x) "NEGATIVE BASIS PARTNER" has the meaning specified in
Section 5.07(d).


          (y) "NET ASSETS" means the excess of the Fund's assets over its liabilities.


          (z) "NET CAPITAL APPRECIATION", with respect to any Fiscal Period, means the excess of the Ending Value over the Beginning Value plus the amount of any distributions during that Fiscal Period and minus the amount of any capital contributions to the Fund during that Fiscal Period.


         (aa) "NET CAPITAL DEPRECIATION", with respect to any Fiscal Period, means the excess of the Beginning Value over the Ending Value minus the amount of any distributions during that Fiscal Period plus the amount of any capital contributions to the Fund during that Fiscal Period.


         (bb) "NET INVESTMENT INCOME," with respect to any Fiscal Period, means the excess of the aggregate dividends, interest and other items of income during that Fiscal Period earned by the Fund from all sources over the expenses incurred or accrued during that Fiscal Period by the Fund.


         (cc) "NET REALIZED CAPITAL GAINS", with respect to any calendar year, means the excess of the aggregate capital gains over aggregate capital losses realized during that fiscal year and reserves established during that fiscal year by the Fund.


         (dd) "1940 ACT" means the Investment Company Act of 1940 and the rules promulgated thereunder, as amended from time to time.


         (ee) "1940 ACT MAJORITY" means the vote at a meeting of the lesser of (i) 67% or more of the Units present or represented by proxy, if the holders of more than 50% of the outstanding Units are present or represented by proxy, or (ii) more than 50% of the outstanding Units.

         (ff) "PARTNERS" means the General Partners and the Limited Partners.


         (gg) "PARTNERSHIP ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.


         (hh) "PASS-THRU PARTNER" has the meaning specified in Section 10.03.


         (ii) "PERSON" means any individual, partnership, corporation, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity.


         (jj) "POSITIVE BASIS" has the meaning specified in Section 5.07(d).


         (kk) "POSITIVE BASIS PARTNER" has the meaning specified in
Section 5.07(d).


         (ll) "SECURITIES" has the meaning specified in Section 2.12(a).


         (mm) "SHARING PERCENTAGE" means the partnership percentage for each Fiscal Period of a Partner set forth in the records of the Fund at the Fund's principal place of business set forth in Section 2.04 and determined for that Fiscal Period by dividing the balance of each Partner's Capital Account as of the beginning of that Fiscal Period by the sum of the Capital Accounts of all Partners as of the beginning of that Fiscal Period. The sum of the Sharing Percentages shall be 100 percent.


         (nn) "SUBSCRIPTION AGREEMENTS" means the Subscription Agreements between the Fund and the Limited Partners.


         (oo) "TAX ACCOUNT" has the meaning specified in Section 5.02.


         (pp) "TAX MATTERS PARTNER" has the meaning specified in
Section 10.03.


         (qq) "TRANSFER" means the assignment, transfer, sale, encumbrance, pledge or other disposition of any Units, including the right to receive any allocations and distributions attributable to a Unit.


         (rr) "UNITS" means units of limited partnership interest in the Fund.


                                  ARTICLE II

                               GENERAL PROVISIONS

         SECTION 2.01. FORMATION. The parties continue a limited partnership formed on March 8, 1991 pursuant to the Partnership Act.

         SECTION 2.02. NAME. The name of the Fund is "BMO Partners Fund, L.P." The Board may make any variations in the Fund's name which the Board deems necessary or advisable to comply with the laws of any jurisdiction in which the Fund may conduct business provided that the name shall always contain the words "Limited Partnership" or the letters "L.P."

         SECTION 2.03. ORGANIZATIONAL CERTIFICATES AND OTHER FILINGS. If requested by the Manager, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing and other acts that may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) the registration of a closed-end management investment company under the 1940 Act and (c) the operation of the Fund as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Fund conducts or proposes to conduct business.

         SECTION 2.04. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Fund shall be located at 330 Madison Avenue, 31st Floor, New York, NY 10017 or any other place that the Board of Directors may select, provided that notice of that selection is given to the Limited Partners.

         SECTION 2.05. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Fund's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name and address of the Fund's registered agent for service of process in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

         SECTION 2.06. TERM. The Fund commenced upon the filing for record of the Certificate in the office of the Secretary of State of Delaware and shall continue in business through the first to occur of (a) the close of business on December 31, 2025, (b) the Board's determination at any time and for any reason to liquidate and dissolve the Fund, (c) the bankruptcy or insolvency of the Manager, (d) the election to dissolve the partnership by the holders of a 1940 Act majority, or (e) termination, dissolution or withdrawal of Beck, Mack & Oliver LLC as Manager without the Board designating and, if required by the 1940 Act, the Limited Partners approving another investment adviser to be substituted as the Manager.

         SECTION 2.07. FISCAL YEAR. The fiscal year of the Fund (the "fiscal year") shall end on December 31 of each calendar year or any other date deemed advisable by the Board and permitted under the Code. The Fund shall have the same fiscal year for United States federal and state income tax purposes and for financial and partnership accounting purposes.

         SECTION 2.08. MANAGER; DIRECTORS. (a) The Directors may, subject to the provisions of this Section 2.08 with respect to the number of and vacancies in the position of Director, the provisions of Section 3.03 with respect to the election of Directors by Limited Partners and the provisions of the 1940 Act, admit any person who shall agree to be bound by all of the terms of this Agreement as a Director. The Manager may admit to the Fund as a new Manager any person it has designated pursuant to and in compliance with
Section 4.04 hereof and then withdraw as Manager. The Directors may admit to the Fund any person as a new Manager if the status of the Manager is terminated pursuant to Section 4.01 or is transferred in an "assignment" of the Investment Advisory Agreement pursuant to Section 4.04 and both the Directors (including a majority of the Independent Directors) and Limited Partners holding not less than a 1940 Act majority approve a new Investment Advisory Agreement with such new

Manager. The names and mailing addresses of the General Partners shall be set forth on Schedule I hereto. The General Partners shall be listed separately as the "Directors" and the "Manager." The number of Directors shall be fixed from time to time by the Directors.

         (b) Subject to compliance with the provisions of the 1940 Act, the Manager's service to the Fund shall continue for the term of the Fund unless its status as the Manager shall be sooner terminated pursuant to Section 4.01 or 4.04 hereof. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve in such capacity, subject to the requirements of the 1940 Act.

         (c) In the event that no Director remains to continue the business of the Fund, the Manager shall promptly call a meeting of the Limited Partners, to be held within the time period required by the 1940 Act, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing Directors. If the Limited Partners shall determine at such meeting not to continue the business of the Fund or if new Directors are not elected in compliance with the provisions of the 1940 Act, then the Fund shall be dissolved pursuant to Section 9.01 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 9.02 hereof.

         SECTION 2.09. LIMITED PARTNERS. The Manager (subject to any policies established by the Board) may at any time and without advance notice to or consent from any other Partner, sell Units to and admit as a Limited Partner any person who shall agree to be bound by all of the terms of this Agreement as a Limited Partner. The Manager may in its absolute discretion reject subscriptions for Units. The admission of any Person as a Limited Partner shall be effective upon the revision of Schedule I to this Agreement to reflect the name and the required purchase of Units by such additional Limited Partner.

         SECTION 2.10. BOTH GENERAL AND LIMITED PARTNER. A Partner may at the same time be a General Partner and a Limited Partner, in which event such Partner's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Partnership Act.

         SECTION 2.11. LIABILITY OF PARTNERS. (a) The names of all of the Partners and the number of Units held by all of the Limited Partners shall be maintained in the records of the Fund.

         (b) The General Partners and any former General Partners shall have unlimited liability for the repayment and discharge of all debts and obligations of the Fund attributable to any fiscal year or portion thereof during which they are or were General Partners of the Fund but shall, as among the Partners, be entitled to require the prior exhaustion of the Fund's assets and shall be entitled to the benefit of the indemnities set forth in
Section 3.09.

         (c) Limited Partners and former Limited Partners shall be liable for the repayment and discharge of all debts and obligations of the Fund attributable to any fiscal year, or relevant portion thereof, during which they are or were Limited Partners only to the extent of their respective Interests in the Fund in the fiscal year, or relevant portion thereof, to which any such debts and obligations are attributable, in proportion to their Sharing Percentages for the relevant period or periods. The General Partners shall bear all losses, liabilities or expenses incurred by virtue of the operation of paragraph (b) of this Section 2.11 in excess of their Interests in the fiscal year to which the relevant debts or obligations are attributable.

         (d) As used in this Agreement, the terms "former Partners," "former Limited Partners" and "former General Partners" refer to the Persons or entities which from time to time cease to be Limited Partners or General Partners, as the case may be, under this Agreement.

         SECTION 2.12. PURPOSES. The Fund is organized for the purpose of achieving long-term capital appreciation consistent with preservation of capital by investing in Securities (as defined below). The Fund shall have the power to engage in all activities and transactions which the Manager deems necessary or advisable, including, without limitation, but subject to the investment restrictions set forth in Section 2.13 and consistent with operating as a closed-end, non-diversified, management investment company in accordance with the 1940 Act:

         (a) To invest and trade in capital stock, shares of beneficial interest, warrants, bonds, notes, debentures, whether subordinated, convertible or otherwise, mutual funds, money market funds, commercial paper, certificates of deposit, bank debt, trade claims, obligations of the United States, any State thereof and instrumentalities of any of them, bankers' acceptances, trust receipts, master notes and other obligations, and instruments or evidences of indebtedness commonly referred to as securities of whatever kind or nature of any person, corporation, government or entity whatsoever, and in options on stock indices (collectively, "Securities");

         (b) To engage in any other lawful transactions in Securities which the Manager from time to time determines;

         (c) To possess, transfer or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Fund;

         (d) To borrow or raise moneys and to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness;

         (e) To maintain for the conduct of Fund affairs one or more offices and in connection therewith rent or acquire office space, engage personnel, whether part-time or full time, and do any other acts that the Manager deems necessary or advisable in connection with the maintenance and administration of such office or offices;

         (f) To engage attorneys, independent accountants and any other Persons that the Manager deems necessary or advisable;

         (g) To do all acts on behalf of the Fund, and exercise all rights of the Fund, with respect to its interest in any person, firm, corporation or other entity, including without limitation participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters; and

         (h) To do any other act that the Manager deems necessary or advisable in connection with the management and administration of the Fund as an investment company.

         SECTION 2.13. INVESTMENT RESTRICTIONS. The Fund shall not (a) borrow money, except as a temporary measure for extraordinary or emergency purposes and then only from banks and only in an amount not to exceed 10% of its total assets, or mortgage or pledge its assets, (b) invest (i) 10% or more of its total assets in the Securities of any one issuer or (ii) 25% or more of its total assets in the Securities of issuers in any single industry provided that this restriction (b) shall not apply to investments in United States Government Securities, (c) acquire 10% or more of the voting power or value of a foreign corporation, (d) purchase any Securities on margin (except that the Fund may make deposits in connection with transactions in options) or make short sales of Securities, (e) make loans (other than through the purchase of debt Securities) or lend Securities, (f) underwrite Securities or
(g) purchase or sell commodities, commodity contracts, futures contracts or options thereon or purchase, sell or write put or call options on Securities, provided, that for bona fide hedging purposes the Fund may purchase or sell options on stock indices. The foregoing percentages of the total assets of the Fund shall be based on the market value of its assets at the time of each investment.

         SECTION 2.14. INTERESTS TO BE DENOMINATED AS UNITS. Each Limited Partner's Interest will be denominated in Units with an aggregate net asset value equal to the value of such Limited Partner's Capital Account.

                                  ARTICLE III

                             MANAGEMENT OF THE FUND

         SECTION 3.01. MANAGEMENT AND CONTROL. (a) The ultimate authority over the management and control of the business of the Fund shall be vested in the Directors, who shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of general partners under the Partnership Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation and who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Directors, the Manager shall continue the management and control of the Fund subject to Section 2.08(c).

         (b) The Manager shall be the designated Tax Matters Partner for purposes of Section 6231(a)(7) of the Code. Each Partner agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund. The Manager shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

         (c) Limited Partners shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Limited Partners shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by the Limited Partner in the control of the business of the Fund so as to make the Limited Partner liable as a general partner for the debts and obligations of the Fund for purposes of the Partnership Act.

         SECTION 3.02. ACTIONS BY DIRECTORS. (a) Unless provided otherwise in this Agreement, the Directors shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

         (b) The Directors may designate from time to time a Principal Director, who shall preside at all meetings. Meetings of the Directors may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place as the Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

         SECTION 3.03. MEETINGS OF LIMITED PARTNERS. (a) Actions requiring the vote of the Limited Partners may be taken at any duly constituted meeting of the Limited Partners at which a quorum is present or by written consent. Meetings of the Limited Partners may be called by the Manager, by the Directors or by Limited Partners holding 25% or more of the total number of votes eligible to be cast by all Limited Partners, and may be held at such time, date and place as the Manager shall determine. The Manager shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Limited Partner entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Limited Partner shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Limited Partners at a meeting. The presence in person or by proxy of Limited Partners holding a majority of the total number of votes eligible to be cast by all Limited Partners as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, the Manager may adjourn a meeting to the time or times as determined by the Manager without additional notice to the Partners. Except as otherwise required by any provision of this Agreement or by applicable law, (i) those candidates receiving a plurality of the votes cast at any meeting of Limited Partners shall be elected as Directors and (ii) all other actions of the Limited Partners taken at a meeting shall require the affirmative vote of Limited Partners holding a majority of the total number of votes eligible to be cast by those Limited Partners who are present in person or by proxy at such meeting.

         (b) Each Limited Partner shall be entitled to cast at any meeting of Limited Partners one vote for each Unit held as of the record date for such meeting. The Manager shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Limited Partners to determine eligibility to vote at such meeting and the number of votes which each Partner will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Limited Partner and the number of votes that each Limited Partner will be entitled to cast at the meeting.

         (c) A Limited Partner may vote at any meeting of Limited Partners by a proxy properly executed in writing by the Limited Partner and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Limited Partner executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Limited Partner executing the proxy shall be present at the meeting and decide to vote in person. Subject to the requirements of the 1940 Act, any action of the Limited Partners that is permitted to be taken at a meeting of the Limited Partners may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

         SECTION 3.04. MANAGEMENT SERVICES. (a) The Manager shall provide investment advice and management to the Fund, to the extent and in the manner described in paragraph (b) of this Section 3.04 ("Management Services"), under the general supervision of the Directors, pursuant to a written agreement (an "Investment Advisory Agreement") between the Manager and the Fund that is subject to initial approval by the Directors (including the vote of a majority of the Independent Directors) at a meeting called for such purpose and by the holders of a 1940 Act majority of the outstanding Units. The authority of the Manager granted under this Section 3.04 shall terminate:
(i) if any period of 12 consecutive months following the first twelve consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by (A) the vote of a 1940 Act majority of the outstanding Units or (B) the Directors, and in either case, approval by a majority of the Independent Directors by vote cast in person at a meeting called for such purpose; (ii) if revoked by the Directors or by vote of a 1940 Act majority of the outstanding voting securities of the Fund, in either case with 60 days' prior written notice to the Manager; (iii) at the election of the Manager with 60 days' (or one year's if such withdrawal is likely to cause the Fund to lose its partnership tax classification) prior written notice to the Directors; or (iv) upon the termination of the status of the Manager pursuant to Section 4.01(a) hereof other than by reason of the withdrawal and designation by the Manager of a Designee pursuant to Section 4.04 hereof that does not involve an "assignment" within the meaning of the 1940 Act. The authority of the Manager under this Section 3.04 shall be terminated in the event of the withdrawal and designation by the Manager of a Designee as Manager pursuant to Section
4.04 that does not involve an "assignment" within the meaning of the 1940 Act, and shall instead be vested in such Designee. The authority of the Manager to provide Management Services pursuant to this Section 3.04 shall automatically terminate upon the occurrence of an "assignment" within the meaning of the 1940 Act. If the authority of the Manager under this Section
3.04 is terminated as provided herein, the Directors may appoint, subject to the requirements of the 1940 Act, a person or persons to provide Management Services to the Fund as set forth in paragraph (b) of this Section 3.04, and shall cause the terms and conditions of such appointment to be stated in an agreement executed on behalf of the Fund and such person or persons.

         (b) So long as the Manager has been and continues to be authorized to provide Management Services, it shall have, subject to any policies and restrictions set forth in any current offering memorandum issued by the Fund, this Agreement, the Form N-2 or the 1940 Act, or adopted from time to time by the Directors and communicated in writing to the Manager, full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Manager shall have full power and authority on behalf of the Fund:

          (1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Fund;

          (2) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund and to pay, or authorize the payment and reimbursement of, brokerage commissions, which may be in excess of the lowest rates available which are paid to brokers who execute transactions for the account of the Fund and who supply or pay the cost of research and brokerage services (which services may be used by the Manager in servicing clients other than the Fund, and not all of which services will necessarily benefit the Fund), provided that the Fund in using these brokers obtains "best execution," taking into account the research and execution capabilities of the brokers, their financial stability and reputation and the value to the Fund of all the services provided by them;

          (3) to open, maintain and close bank accounts and draw checks or other orders for the payment of monies; borrow from banks or other financial institutions; to do any and all acts on behalf of the Fund and exercise all rights of the Fund with respect to its interest in any person, firm, corporation or other entity, including without limitation the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters; to instruct custodians regarding the settlement of transactions, the disbursement of payments to Limited Partners with respect to repurchases of Units and the payment of Fund expenses, including those relating to the registration of the Fund;

          (4) to issue to any Limited Partner an instrument certifying that such Limited Partner is the owner of Units;

          (5) to assist the Directors in calling and conducting meetings of the Directors;

          (6) to engage such attorneys, accountants and other professional advisers and consultants as the Manager may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Directors;

          (7) subject to any applicable Limited Partner approval requirements under the 1940 Act, to engage the services of others to assist the Manager in providing, or to provide under the Manager's control and supervision, services described in this Section 3.04(b) to the Fund at the expense of the Manager;

          (8) to assist in the preparation and filing of any required tax or information returns to be made by the Fund;

          (9) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

          (10) if directed by the Directors or as required under the 1940 Act, to arrange for the purchase of any insurance covering the potential liabilities of the Fund or relating to the performance of the Directors or the Manager, or any of their principals, directors, officers, members, employees and agents; and

          (11) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Fund;

          (12) to organize one or more corporations formed to hold record title, as nominee for the Fund, to Securities or funds of the Fund;

          (13) to authorize any partner, director, officer, employee or other agent of the Manager or agent or employee of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing.

         SECTION 3.05. RELIANCE BY THIRD PARTIES. Persons dealing with the Fund are entitled to rely conclusively on a certificate of the Manager to the effect that it is acting as the Manager and on the power and authority of the Manager set forth herein.

         SECTION 3.06. OTHER ACTIVITIES OF THE GENERAL PARTNERS. Each General Partner shall devote that amount of its time to the affairs of the Fund which in its judgment the conduct of the Fund's business reasonably requires. No General Partner shall be obligated to do or perform any act or thing in connection with the business of the Fund not expressly set forth herein. Nothing contained in this Section 3.06 shall preclude the Manager, any of its Affiliates or their respective partners, directors, officers, employees or shareholders from engaging directly or indirectly in any other business or other activity, including but not limited to exercising investment advisory and management responsibility and buying, selling or otherwise dealing with Securities for their own accounts, for the accounts of family members and for the accounts of individual and institutional clients, which activities may compete with those of the Fund. The Manager shall be permitted to perform, among other things, investment advisory and management services for individuals and entities other than the Fund and in that connection may give advice and take action in the performance of its duties to those individuals and entities which may differ from the timing and nature of action taken with respect to the Fund. The Manager shall have no obligation to purchase or sell for the Fund any Security or other investment which the Manager or its Affiliates may purchase or sell, or recommend for purchase or sale, for its or their own account, or for the account of any client. Neither the Fund nor the

Partners shall have any rights of first refusal, coinvestment or other rights in respect of the investments of other accounts or in any fees, profits or other income earned or otherwise derived therefrom. No Director or Limited Partner shall, by reason of being a Partner in the Fund, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Manager, any of its Affiliates or their respective partners, members, directors, officers, employees or shareholders from the conduct of any business other than the business of the Fund or from any transaction in Securities effected by the Manager, any of its Affiliates or their respective partners, members, directors, officers, employees or shareholders for any account other than that of the Fund.

         SECTION 3.07. CUSTODY OF ASSETS OF THE FUND. The Manager shall not have any authority to hold or have possession or custody of any funds, Securities or other properties of the Fund. The physical possession of all funds, Securities or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund. The Manager shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the funds, Securities or other assets of the Fund, and all such duties of collection, physical acquisition or safekeeping shall be the sole obligation of such custodians.

         SECTION 3.08. EXCULPATION. (a) No General Partner shall be liable to the Fund or any other Partner for (i) any act or omission by such General Partner in connection with the conduct of the business of the Fund that is determined by such General Partner in good faith to be in or not opposed to the best interests of the Fund, unless that act or omission constitutes willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing by such General Partner, (ii) any action or omission by any other Partner or (iii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Fund selected, engaged or retained by such General Partner with reasonable care. To the extent that, at law or in equity, a General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to another Partner, such General Partner acting under this Agreement shall not be liable to the Fund or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partners otherwise existing at law or in equity, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partners.

         (b) No General Partner shall have any personal liability to the Fund or any other Partner by reason of any change in United States federal, state or local or foreign income tax laws, or in interpretations thereof, as they apply to the Fund or the Limited Partners, whether the change occurs through legislative, judicial or administrative action.

         (c) Each General Partner may consult with legal counsel or accountants selected by it and any act or omission by it on behalf of the Fund or in furtherance of the business of the Fund in good faith in reliance on and in accordance with the advice of such counsel or accountants shall be full justification for the act or omission, and to the fullest extent permitted by law such General Partner shall be fully protected in so acting or omitting to act if the counsel or accountants were selected with reasonable care.

         SECTION 3.09. INDEMNIFICATION. (a) To the fullest extent permitted by law, the Fund shall indemnify and save harmless the General Partners, their Affiliates and any of their respective members, partners, officers, employees, directors and shareholders (the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the Fund or the performance by the Indemnitee of any of such General Partner's responsibilities hereunder, provided that an Indemnitee shall be entitled to indemnification hereunder only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund and the Indemnitee's conduct did not constitute willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The termination of any proceeding by settlement, judgment, order or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Fund or that the Indemnitee's conduct constituted willful misconduct, gross negligence, a violation of federal or state securities laws or criminal wrongdoing. The satisfaction of any indemnification and any saving harmless pursuant to this Section 3.09(a) shall be from and limited to Fund assets, and no General Partner shall have any personal liability on account thereof.

         (b) Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Fund prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount advanced to the extent that it shall be determined ultimately that the Indemnitee is not entitled to be indemnified hereunder. The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which the Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall be extended to the Indemnitee's successors, assigns and legal representatives. Nothing contained in this Section 3.09 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any General Partner or other Person.

         SECTION 3.10. EXPENSES. (a) The Manager shall pay directly the Fund's overhead expenses, including equipment, utilities, salaries, its share of rent, postage, delivery, news and quotation machines and computer expenses, telephone and other administrative expenses and all expenses in connection with reporting to the Partners concerning the Fund's investment activities and performance (collectively, "Manager Expenses").

         (b) The Fund shall pay directly all of its operational and investment expenses, including the Management Fee, interest expenses, brokerage commissions, custodial and depository fees and transactional expenses, litigation expenses, taxes and investment banking fees and expenses, as well as all legal and accounting fees, and litigation and tax expenses and all expenses incurred in processing the sale and redemption of Units. The Fund shall also pay all fees due to its Independent Directors; fees payable to the Securities and Exchange Commission; state securities qualification fees; costs of preparing and printing offering memoranda for regulatory purposes and for distribution to investors; charges of custodians for the Fund; the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Directors and the costs of meetings of the Limited Partners.

                                  ARTICLE IV

                        TERMINATION OF STATUS AS GENERAL

                       PARTNER, TRANSFERS AND REPURCHASES

         SECTION 4.01. TERMINATION OF STATUS OF THE MANAGER. (a) The status of the Manager shall terminate if the Manager (i) shall be dissolved or otherwise shall terminate its existence; (ii) shall voluntarily withdraw as Manager; (iii) shall be removed; (iv) shall fail to have its Investment Advisory Agreement reapproved in accordance with the terms of the 1940 Act;
(v) shall designate a new Manager as permitted under Section 4.04 hereof and such Designee is admitted as a substitute Manager pursuant to Section 2.08(a) hereof; or (vi) shall otherwise cease to be a general partner of the Fund under Section 17-402(4) or (5) of the Partnership Act.

         (b) The Manager may not voluntarily withdraw as Manager until the earliest of (i) one year from the date on which the Manager shall have given the Directors written notice of its intention to effect such withdrawal (or upon lesser notice if in the opinion of counsel to the Fund, such withdrawal is not likely to cause the Fund to lose its partnership tax classification or as otherwise permitted by Rule 2a19-2 of the 1940 Act); (ii) the date on which the authority of the Manager to provide Management Services is terminated (other than at the election of the Manager) pursuant to Section 3.04(a) hereof, unless within 30 days after such termination, the Directors request the Manager not to withdraw, in which case 180 days after the date of such termination; and (iii) the date on which one or more persons shall have agreed to assume the obligations of the Manager hereunder with the approval of the Directors and such other approvals as may be required by the 1940 Act.

         SECTION 4.02. TERMINATION OF STATUS OF A DIRECTOR. The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 60 days' prior written notice to the other Directors unless the Board agrees to a shorter notice period); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Partner; or (viii) shall otherwise cease to be a general partner of the Fund under the Partnership Act.

         SECTION 4.03. REMOVAL OF DIRECTORS. Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Limited Partners holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Partners.

         SECTION 4.04. CHANGES IN GENERAL PARTNERS. Subject to the provisions of the 1940 Act and other applicable law, the Manager may withdraw as Manager of the Fund and designate an Affiliate of the Manager or any successor to the business or assets of the Manager (the "Designee") to be substituted as Manager. Subject to the provisions of Sections 2.08 and 3.04(a) and this Section 4.04, the Designee shall become and have all of the rights, powers and duties of the Manager for all purposes of this Agreement, provided that such Designee has agreed to be bound by all of the terms of this Agreement and provided, further, that if the Transfer would constitute an "assignment" within the meaning of the 1940 Act, an Investment Advisory Agreement between the Fund and such person shall have been approved by (a) the Directors (including a majority of the Independent Directors) by vote cast in person at a meeting called for such purpose and (b) Limited Partners holding a 1940 Act majority. By executing this Agreement, each other Partner shall be deemed to have consented to any such Transfer that does not constitute an "assignment" within the meaning of the 1940 Act permitted by the preceding sentence. Directors may not Transfer their status as Directors.

         SECTION 4.05. TRANSFER OF UNITS. (a) Units owned by a Limited Partner may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Limited Partner or (ii) subject to applicable law, with the written consent of the Manager (which may be withheld in its sole and absolute discretion). Any transferee which acquires Units by operation of law as the result of the death, bankruptcy, insolvency or dissolution of a Limited Partner or otherwise, shall be entitled to the allocations and distributions allocable to the Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Limited Partner unless and until such transferee becomes a substituted Limited Partner. If a Limited Partner transfers such Limited Partner's Units or a portion thereof with the approval of the Manager, the Manager shall promptly take all necessary actions so that each transferee or successor to whom such Units or portion thereof are transferred is admitted to the Fund as a Limited Partner. Each Limited Partner and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

         (b) Each Limited Partner shall indemnify and hold harmless the Fund, the Directors, the Manager, each other Limited Partner and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Limited Partner in violation of this
Section 4.05 and (ii) any misrepresentation by such Limited Partner in connection with any such Transfer.

         SECTION 4.06. REPURCHASE OF UNITS. (a) Each fiscal quarter the Fund shall offer to repurchase at least 5% and up to 25% of its Units, as determined by the Board of Directors, pursuant to the terms and conditions set forth in Rule 23c-3 under the 1940 Act. The deadline for responding to the Fund's repurchase offers (the "Repurchase Request Deadline") shall be fourteen days prior to the last business day of each calendar quarter (or if the day fourteen days prior to such day is not a business day, the previous business day). The repurchase price will be the per unit net asset value on the repurchase pricing date (the "Repurchase Pricing Date"), which shall be the last business day of the calendar quarter, and payment for all units repurchased pursuant to these offers will be made not later than 7 days after the repurchase pricing date.

(b) The Fund shall have all rights with respect to repurchase offers set forth in Section 23(c) of the 1940 Act.

                                    ARTICLE V

                     CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS

                                 AND ALLOCATIONS

         SECTION 5.01. CAPITAL CONTRIBUTIONS. (a) The Limited Partners have made capital contributions to the Fund consisting of cash in the amounts set forth in the records of the Fund. Each initial capital contribution by a Limited Partner is referred to herein as the Partner's "Initial Capital Contribution." Additional capital contributions may be made by Partners by purchasing additional Units only in accordance with the provisions of this
Section 5.01. Directors shall not be entitled to make voluntary contributions of capital to the Partnership as General Partners, but may make voluntary contributions to the capital of the Partnership as Limited Partners (as may the Manager) if permitted by the Manager.

         (b) A Limited Partner may purchase additional Units on at least 10 days' prior written notice to the Manager on the first day of each calendar quarter, provided that additional capital contributions shall be at least $10,000, unless the Manager exercises its sole discretion to waive that minimum. The Manager in its sole discretion may also sell additional Units to Limited Partners at any time.

         (c) Notwithstanding any other provision in this Agreement, in no event shall any Limited Partner or former Limited Partner be obligated to purchase any additional Units from the Fund or have any liability for the repayment and discharge of the debts and obligations of the Fund (apart from his Interest), except as may be required under the Partnership Act or other applicable law and subject to the indemnity obligations of the Limited Partners provided in Section 6.02(b). Except as expressly set forth herein, no Partner shall be entitled to any return of capital, interest or compensation by reason of its ownership of Units or by reason of serving as a Partner.

         SECTION 5.02. CAPITAL ACCOUNTS AND TAX ACCOUNTS. (a) The Fund shall establish for each Limited Partner a tax capital account for income tax accounting purposes ("Tax Account") and a capital account for partnership accounting purposes ("Capital Account"). The initial balance of the Tax Account and the Capital Account for each Limited Partner shall be the Limited Partner's Initial Capital Contribution to the Fund. Thereafter, the Tax Account and Capital Account shall be adjusted as provided in this Article.

         (b) At the end of each fiscal year of the Fund, the initial balance of the Tax Account of each Limited Partner shall from time to time be:

          (i) Increased by (x) any cash contributed to the Fund capital in addition to the Limited Partner's Initial Capital Contribution, (y) the Limited Partner's allocable share of Fund taxable income and (z) the Limited Partner's allocable share of Fund income exempt from federal income taxation; and

          (ii) Decreased by (x) the amount of cash and the adjusted basis of other property distributed to the Limited Partner, (y) the Limited Partner's allocable share of Fund taxable losses, including capital losses, and (z) the Limited Partner's allocable share of Fund expenditures which are not deductible by the Fund in computing its taxable income and not properly chargeable to capital account.

         (c) The initial balance of the Capital Account of each Limited Partner shall from time to time be:

          (i) Increased by (a) any cash contributed to the Fund capital in addition to the Initial Capital Contribution made by the Limited Partner and (b) the positive adjustments to the Limited Partner's Capital Account provided for in this Article; and

          (ii) Decreased by (a) the amount of cash and the fair market value of other property distributed to the Limited Partner and (b) the negative adjustments to the Limited Partner's Capital Account provided for in this Article.

         SECTION 5.03. CAPITAL ACCOUNT ALLOCATIONS.

         (a) At the end of each Fiscal Period, the Capital Accounts of all Limited Partners for the Fiscal Period, shall be credited to reflect the Net Capital Appreciation or debited to reflect the Net Capital Depreciation of the Fund during the Fiscal Period, pro rata in proportion to the Limited Partners' Sharing Percentages at the beginning of the Fiscal Period.

         (b) Notwithstanding anything to the contrary contained herein, no allocation of Net Capital Depreciation shall be made pursuant to this Section
5.03 to the Capital Account of any Limited Partner to the extent that it would cause or increase a deficit balance in the Limited Partner's Capital Account as of the end of the fiscal year to which the allocation relates. In this connection, a Limited Partner's Capital Account shall be reduced by the amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
(5) and (6). The amount of any Net Capital Depreciation that, but for this
Section 5.03(b), would otherwise be allocated to a Limited Partner shall be allocated and charged to the Capital Account of the Manager.

         (c) Notwithstanding anything to the contrary contained herein, any Limited Partner who unexpectedly receives an allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates or increases a deficit balance in the Limited Partner's Capital Account shall be allocated items of gross income and gain for Capital Account purposes in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance as quickly as possible. Any amounts allocated pursuant to this Section 5.03(c) for any Fiscal Period shall be excluded from Net Capital Appreciation or Net Capital Depreciation for the Fiscal Period.

         (d) Any allocations made pursuant to Sections 5.03(b) or 5.03(c) shall be taken into account in computing subsequent allocations pursuant to this Section 5.03, so that the net amount of any items allocated to each Limited Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Limited Partner if allocations pursuant to Section 5.03(b) or 5.03(c) had not been made.

         (e) To the extent, if any, that Manager Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Fund loss, expense or deduction rather than items of loss, expense or deduction of the Manager, the Manager Expenses and other items of loss, expense or deduction shall be allocated 100% to the Manager.

         (f) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations. If the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with those Regulations, the Manager may make the modification, provided that the modification is not likely to have an adverse effect on the interests of any Limited Partner.

         SECTION 5.04. CLOSING OF THE BOOKS. To determine possible varying interests of Limited Partners during a taxable year, the Fund shall use the interim-closing of the books method, and all income, gains, losses and deductions shall be allocated as realized or accrued by the Fund.

         SECTION 5.05. VALUATION OF ASSETS. (a) Securities which are listed on a national securities exchange shall be valued by the Manager at their last sales prices on the date of determination on the principal securities exchange on which the Securities shall have traded on that date, or if trading in the Securities on the principal securities exchange on which the Securities shall have traded on that date was reported on the consolidated tape, their last sales prices on the consolidated tape (or, if the date of determination is not a date upon which that principal securities exchange was open for trading, on the last prior date on which that securities exchange was open not more than 10 days prior to the date of determination). If no sales of the Securities occurred on either of the foregoing dates, the Securities shall be valued at the mean of the "bid" and "asked" prices for the Securities on the principal securities exchange on which the Securities are traded, on the date of determination, or, if "bid" and "asked" prices for the Securities on the principal securities exchange on which the Securities shall have traded on that date was reported on the consolidated tape, the mean of "bid" and "asked" prices for the Securities on the consolidated tape (or, if the date of determination is not a date upon which that securities exchange was open for trading, on the last prior date on which it was open not more than 10 days prior to the date of determination). Securities which are not listed shall be valued at their representative "bid" quotations, unless the Securities are included in the NASDAQ National Market System, in which case they shall be valued based upon their closing "bid" prices as reported on the NASDAQ National Market System reporting system (if these prices are available). Securities for which no such market prices are available shall be valued by or under the direction of the Board of Directors.

         (b) All other assets of the Fund (except goodwill, which shall not be taken into account) shall be valued by or under the direction of the Board of Directors.

         (c) If the Board of Directors determines that the valuation of any Securities or other property pursuant to this Section 5.05 does not fairly represent market value, the Securities or other property shall be valued under the direction of the Board in a manner which it reasonably chooses and shall set forth the basis of that valuation in writing in the Fund's records.

         SECTION 5.06. LIABILITIES. Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis, provided that the Manager in its discretion may provide reserves for estimated accrued expenses, liabilities and contingencies.

         SECTION 5.07. TAX ACCOUNT ALLOCATIONS. (a) For each fiscal year, items of income, gain, loss, deduction or credit (including items of income or gain which are not subject to federal income taxation and items which are not deductible for federal income tax purposes and not properly chargeable to capital account) shall be allocated solely for income tax purposes among the Limited Partners in a manner that reflects equitably amounts credited or debited to each Limited Partner's Capital Account for the current and prior fiscal years and shall be reflected in the Limited Partners' Tax Accounts. These allocations shall be made pursuant to the general principles of Sections 704(b) and 704(c) of the Code.

         (b) If the Fund realizes capital gains or capital losses for federal income tax purposes for any fiscal year during or as of the end of which one or more Positive Basis Partners or Negative Basis Partners (as hereinafter defined) withdraw from the Fund, the Manager shall (unless it determines that allocations should be made in some other manner to satisfy the requirements of the Code) allocate these capital gains or capital losses as follows: (i) allocate the capital gains among the Positive Basis Partners, PRO RATA in proportion to the respective Positive Basis (as hereinafter defined) of each Positive Basis Partner, until either the full amount of the capital gains shall have been allocated or the Positive Basis of each Positive Basis Partner shall have been eliminated; (ii) allocate any capital gains not allocated to Positive Basis Partners to the other Limited Partners in a manner that reflects equitably the amounts credited to the Limited Partners' Capital Accounts pursuant to Section 5.03; (iii) allocate the capital losses among the Negative Basis Partners, PRO RATA in proportion to the respective Negative Basis (as hereinafter defined) of each Negative Basis Partner, until either the full amount of the capital losses shall have been allocated or the Negative Basis of each Negative Basis Partner has been eliminated; and (iv) allocate any capital losses not allocated to Negative Basis Partners to the other Limited Partners in a manner that reflects equitably the amounts credited to the Limited Partners' Capital Accounts pursuant to Section 5.03.

         (c) To the extent allocations of capital gains or losses pursuant to
Section 5.07(b) are insufficient to eliminate the Positive Basis of each Positive Basis Partner or the Negative Basis of each Negative Basis Partner, the Manager may, in its discretion, allocate amounts of ordinary income, loss or deduction realized for federal income tax purposes relating to the fiscal year in which the Positive Basis Partner or Negative Basis Partner withdraws from the Fund pro rata to the Positive Basis Partners or Negative Basis Partners, as the case may be, until the Positive Basis or Negative Basis of each such Limited Partner has been eliminated.

         (d) As used herein, (i) the term "Positive Basis" means, with respect to any Limited Partner and as of any time of calculation, the amount by which the Limited Partner's Capital Account as of that time exceeds the Limited Partner's Tax Account as of that time; (ii) the term "Positive Basis Partner" means any Limited Partner who withdraws from the Fund and who has Positive Basis as of the effective date of the Limited Partner's withdrawal, but the Limited Partner shall cease to be a Positive Basis Partner at the time the Limited Partner shall have received allocations pursuant to Section 5.07(b) or (c) equal to the Limited Partner's

Positive Basis as of the effective date of the Limited Partner's withdrawal;
(iii) the term "Negative Basis" means, with respect to any Limited Partner and as of any time of calculation, the amount by which the Limited Partner's Tax Account as of that time exceeds the Limited Partner's Capital Account as of that time; and (iv) the term "Negative Basis Partner" means any Limited Partner who withdraws from the Fund and who has Negative Basis as of the effective date of the Limited Partner's withdrawal, but the Limited Partner shall cease to be a Negative Basis Partner at the time the Limited Partner shall have received allocations pursuant to Section 5.07(b) or (c) equal to the Limited Partner's Negative Basis as of the effective date of the Limited Partner's withdrawal.

         SECTION 5.08. DETERMINATION BY THE MANAGER OF CERTAIN MATTERS. All matters concerning the allocation of profits, gains and losses among the Limited Partners, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by or under the direction of the Manager.

                                 ARTICLE VI

                    WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL

         SECTION 6.01. WITHDRAWALS AND DISTRIBUTIONS IN GENERAL. (a) No Partner shall be entitled to receive distributions, withdraw any amount from the Partner's Capital Account or withdraw from the Fund except as provided in Sections 4.01, 4.04, 4.06, 6.02, 8.02 and 9.02.

         (b) The Board of Directors may, in their sole discretion, authorize the Fund to make distributions at any time to all of the Limited Partners on a pro rata basis in accordance with their Sharing Percentages.

         SECTION 6.02. DISTRIBUTIONS OF NET INVESTMENT INCOME AND NET REALIZED CAPITAL GAINS. (a) Subject to Section 4.06, a Limited Partner may, at its election, made either in the Information Supplement attached to the Limited Partner's Subscription Agreement or subsequently by notice to the Manager, receive at the end of each fiscal year distributions of all or any portion of the Limited Partner's share of the Fund's Net Investment Income and Net Realized Capital Gains for that fiscal year. All amounts which are not elected to be distributed will be automatically credited as additional capital contributions to the Capital Account and Tax Account of the Limited Partner otherwise entitled thereto as of the first day of the year following the fiscal year to which the distribution relates, for which purpose all specified capital contribution minimums shall be waived.

         (b) Notwithstanding any provision of this Agreement to the contrary, the Manager shall withhold and pay over to the Internal Revenue Service, pursuant to Sections 1441, 1442, 1445 or 1446 of the Code, or any successor provisions, at the times required by those Sections, the amounts the Fund is required to withhold under those Sections, as from time to time in effect, or any other applicable law. Each Partner shall furnish the Manager with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents. Each Partner hereby agrees to indemnify the Fund and the Manager for his allocable share of any applicable withholding tax

(including any liability for penalties, additions to tax or interest) and represents and warrants that the information and forms furnished by him shall be true and accurate in all respects. For purposes of this Agreement, any amount of withholding taxes withheld and paid over by the Manager with respect to a foreign Partner's distributive share of the Fund's gross income shall be treated as a cash distribution to the foreign Partner and shall be charged against the Capital Account and Tax Account of the foreign Partner.

         SECTION 6.03. METHOD OF DISTRIBUTIONS. Distributions made pursuant to this Agreement shall be made in cash or Securities or both, as the Board of Directors may determine.

                                  ARTICLE VII

                            ADMISSION OF NEW PARTNERS

         New Limited Partners may, with the consent of the Manager and without the approval of any Limited Partner, be admitted to the Fund on the first day of each calendar quarter, provided that the new Limited Partners make an Initial Capital Contribution of at least $100,000, unless the Manager exercises its sole discretion to waive that minimum. In addition, the Directors in their discretion may also admit new Directors at any time, subject to the provisions of the 1940 Act. Each new General Partner shall be required to execute an agreement pursuant to which he becomes bound by the terms of this Agreement. Admission of a new Partner shall not be a cause for dissolution of the Fund.

                                 ARTICLE VIII

                  WITHDRAWAL, DEATH OR INCOMPETENCY OF PARTNERS

         SECTION 8.01. WITHDRAWAL, DEATH, ETC., OF PARTNERS. (a) The Manager shall not have the right to withdraw from the Fund except as provided in
Section 4.04.

         (b) The withdrawal, death, disability or incapacity of a Director and the consequences thereof are set forth in Sections 2.08(b), 2.08(c) and 4.02.

         (c) The withdrawal, death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a General or Limited Partner will not dissolve the Fund. The legal representatives of a Limited Partner will succeed as assignee to a Limited Partner's Units upon the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Limited Partner but shall not be admitted as a substituted Limited Partner without the consent of the Manager, which consent may be given or withheld in its discretion. In the event of the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner, the interest of the Limited Partner will continue at the risk of the Fund business until the date on which the Limited Partner's Units are repurchased by the Fund or the earlier termination of the Fund. If the Fund is continued after the date of withdrawal, the Limited Partner or his legal representatives shall be paid the balance of its Capital Account as soon as practicable after the end of the Fiscal Period.

         SECTION 8.02. REQUIRED WITHDRAWALS OF PARTNERS. To the extent permitted by law, the Board of Directors may terminate the interest of any Limited Partner in the Fund at any time upon at least five days prior written notice if the Board determines that it would be in the best interests of the Fund to repurchase the Units of such Limited Partner for any reason, including, but not limited to, if the Board determines that the continued participation of the Limited Partner in the Fund might cause the Fund or any Partner to violate any law or if any litigation is commenced or threatened against the Fund or any Partner arising out of, or relating to, the participation of the Limited Partner in the Fund, or if, after a tender of shares by a Limited Partner on a Repurchase Request Deadline, the amount remaining in such Limited Partner's Capital Account would aggregate less than $100,000 (which may be computed on the basis of unaudited data).

         SECTION 8.03. EFFECTIVE DATE OF WITHDRAWAL. The Capital Account of a withdrawing Limited Partner shall be determined as of the effective date of withdrawal. For purposes of this Section 8.03, the effective date of a Limited Partner's withdrawal shall mean, as the case may be, the last day of the Fiscal Period (i) in which the Limited Partner ceases to be a Partner pursuant to Section 4.06 or (ii) which coincides with the date specified in the written notice referred to in the first sentence of Section 8.02 if the Limited Partner shall be required to withdraw from the Fund pursuant thereto.

         SECTION 8.04. LIMITATIONS ON WITHDRAWAL OF CAPITAL ACCOUNT. The right of any withdrawn Partner or its legal representatives to have distributed the Capital Account of the Partner is subject to the provision by the Manager for all Fund liabilities in accordance with Section 17-607 of the Partnership Act and other applicable law and for reserves for contingencies and estimated accrued expenses. The unused portion of any reserve shall be distributed after the Manager shall have determined that the need therefor shall have ceased.

                                  ARTICLE IX

                      DURATION AND TERMINATION OF THE FUND

         SECTION 9.01. DURATION. The Fund shall continue until it is dissolved on the first to occur of (i) December 31, 2025, (iii) the Board's determination at any time and for any reason to liquidate and dissolve the Fund, (iv) the bankruptcy or insolvency of the Manager, (v) the election to dissolve the partnership by the holders of a 1940 Act majority, or (vi) termination, dissolution or withdrawal of the Manager as manager of the Fund without the Board designating another investment adviser to be substituted as the Manager.

         SECTION 9.02. TERMINATION. Upon dissolution of the Fund, the Fund shall be wound up and liquidated. The Manager or any other person or persons who are winding-up the affairs of the Fund shall, within no more than 30 days after completion of a final audit of the Fund's books and records, make distributions out of Fund assets in the following manner and order:

          (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Fund;

          (b) to pay all creditors of the Fund, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

          (c) to establish reserves, in amounts established by the Manager or such liquidator, to meet other liabilities of the Fund; and

          (d) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Fund that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Fund, shall be applied and distributed in accordance with the positive balances of the Partners' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Fund's taxable year during which the liquidation occurs, by the end of such taxable year or, if later, within 90 days after the date of such liquidation. For purposes of the application of this Section 9.02 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Fund shall be treated as realized and recognized immediately before the date of distribution.

         SECTION 9.03. RESTORATION OBLIGATION.

         No Partner shall have an obligation to restore a negative balance in its Capital Account.

                                  ARTICLE X

                        TAX RETURNS; REPORTS TO PARTNERS

         SECTION 10.01. INDEPENDENT AUDITORS. The books and records of the Fund shall be audited by accountants selected by the Directors (including a majority of the Independent Directors) in accordance with applicable law and, if required by applicable law, ratified by the Limited Partners.

         SECTION 10.02. FILING OF TAX RETURNS. The Manager shall prepare and file, or cause the accountants of the Fund to prepare and file, a federal information tax return in compliance with Section 6031 of the Code and any other returns that are required thereby together with any required state and local income tax and information returns for each tax year of the Fund.

         SECTION 10.03. TAX MATTERS PARTNER. The Manager shall be designated on the Fund's annual federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of
Section 6231(a)(7) of the Code. Each Person (for purposes of this Section 10.03, called a "Pass-Thru Partner") that holds or controls an interest as a Limited Partner on behalf of, or for the benefit of, another Person or Persons, or which Pass-Thru Partner is beneficially owned, directly or indirectly, by another Person or Persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey that notice or other document in writing to all holders of beneficial interests in the Fund holding such interest through the Pass-

Thru Partner. If the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of that audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding on, the Fund and each Partner. All expenses incurred in connection with any audit, investigation, settlement or review shall be borne by the Fund.

         SECTION 10.04. CONSISTENT REPORTING. The Limited Partners shall not take a position on their individual tax returns which may be inconsistent with the reporting of tax items on the Fund's tax return.

         SECTION 10.05. REPORTS TO CURRENT PARTNERS. (a) Within 90 days after the end of each fiscal year, the Fund shall prepare and mail to each Partner:

     (i) a statement showing the Net Capital Appreciation or Net Capital Depreciation, as the case may be, for that year; and

     (ii) the Partner's Capital Account as of the end of that fiscal year and the manner of its calculation.

         (b) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the fiscal year and of the second fiscal quarter, the Fund shall furnish to each Partner an annual and a semi-annual report, respectively, containing financial statements (which, in the case of each annual report, shall be audited) and other information required by and otherwise conforming to the requirements of the 1940 Act.

         SECTION 10.06. REPORTS TO PARTNERS AND FORMER PARTNERS. Within 90 days after the end of each fiscal year, the Fund shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or its legal representatives), a report setting forth in sufficient detail information which will enable the Partner or former Partner (or its legal representatives) to prepare their respective federal income tax returns in accordance with the laws, rules and then prevailing.

                                    ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. POWER OF ATTORNEY. Each Limited Partner acknowledges and confirms that he has duly appointed the Manager as his true and lawful attorney-in-fact for the limited purposes and on the terms and conditions specified in the power of attorney in the form contained in the Subscription Agreements.

         SECTION 11.02. GENERAL. This Agreement shall be (a) binding on the executors, administrators, estates, heirs and legal successors and representatives of the Partners, (b) may be executed by the Manager as the attorney-in-fact for each Limited Partner pursuant to the power of attorney provided by each Limited Partner to the Manager in the form contained in the Subscription Agreements and (c) may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

         SECTION 11.03. WAIVER OF PARTITION. Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Fund, each Partner hereby irrevocably waives any and all rights that he may have to maintain an action for partition of any of the Fund's property.

         SECTION 11.04. AMENDMENTS TO PARTNERSHIP AGREEMENT. (a) Except as otherwise provided in this Section 11.04, this Agreement may be amended, in whole or in part, with the approval of (i) the Board of Directors, (ii) the Manager and (iii) the holders of more than 50% of the outstanding Units; PROVIDED, however, that if approval is sought at a meeting of Limited Partners pursuant to Section 3.03 this Agreement may be amended by the affirmative vote of a 1940 Act majority voting in person or by proxy.

         (b) Without the consent of the Limited Partners the Manager may amend this Agreement to (i) reflect changes validly made in the membership of the Fund and the capital contributions and withdrawals by any Partner, (ii) reflect a change in the name of the Fund, (iii) reflect a change in the manner in which Capital Accounts or any debits or credits thereto are computed in accordance with Section 5.03(f), (iv) effect compliance with any applicable law or regulation, and (v) make a change that is necessary or desirable to correct any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement and to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as the change does not adversely affect the Limited Partners.

         (c) The consent of a Partner must be obtained for any amendment which would (a) reduce its (i) Capital Account, (ii) rights to allocations and distributions (other than by virtue of additional capital contributions by other Partners) or (iii) rights of contribution or withdrawal or (b) amend the provisions of this Section 11.04.

         SECTION 11.05. GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Partnership Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.

         SECTION 11.06. ADJUSTMENT OF BASIS OF FUND PROPERTY. In the event of a distribution of Fund property to a Partner or an assignment or other transfer, including by reason of death, of all or part of the interest of a Limited Partner in the Fund, at the request of a Partner the Manager, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

         SECTION 11.07. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail. All notices to the Fund shall be addressed to its office and principal place of business. All notices addressed to a Partner shall be addressed to the Partner at the address set forth in the records of the Fund. Any Partner may designate a new address by notice to that effect given to the Fund. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

         SECTION 11.08. GOODWILL. No value shall be placed on the name or goodwill of the Fund, which shall belong exclusively to the Manager.

         SECTION 11.09. HEADINGS. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

         SECTION 11.10. PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                  BECK, MACK & OLIVER LLC,
                                    as Manager
                                  By:    /s/  John C. Beck
                                     ----------------------------------------
                                         John C. Beck
                                         Member


                                  JOHN C. BECK

                                  /s/  John C. Beck
                                  -------------------------------------------
                                  Name:             John C. Beck
                                  Director


                                  MARGARET ANN JOHNSON

                                  /s/  Margaret Ann Johnson
                                  -------------------------------------------
                                  Name:             Margaret Ann Johnson
                                  Director


                                  JOHN D. TWINAME

                                  /s/  John D. Twiname
                                  -------------------------------------------
                                  Name:             John D. Twiname
                                  Director

                                  LIMITED PARTNERS:

                                  By: Beck, Mack & Oliver LLC, as attorney-in-
                                      fact for the Persons whose names are set
                                      forth in the records of the Fund as
                                      Limited Partners
                                      By:   /s/  John C. Beck
                                         ------------------------------------
                                                John C. Beck
                                                Member

                                                                     SCHEDULE I



                                    DIRECTORS

John C. Beck
Margaret Ann Johnson
John D. Twiname



                                LIMITED PARTNERS

[A list of the names of the Limited Partners is maintained at the offices of Beck, Mack & Oliver LLC.]

                                                                       EXHIBIT B



                                     FORM OF

                             SUBSCRIPTION DOCUMENTS

                                       FOR

                             BMO PARTNERS FUND, L.P.

DIRECTIONS FOR THE COMPLETION OF THE SUBSCRIPTION DOCUMENTS

     Prospective investors must complete all of the Subscription Documents contained in this package in the manner described below.

1.   SUBSCRIPTION AGREEMENT:

     a. Fill in amount of the investment on page 1.

     b. Date, print the name of the Investor and sign (and print title, if applicable) on pages 5 and 6.

     c. Complete the appropriate acknowledgment form and have the form notarized.

2.   INFORMATION SUPPLEMENT:

     a. Fill in name, address, telephone number, tax identification or social security number and cash amount invested, as indicated.

     b. The Investor should indicate whether he is paying for his investment by check or by wire transfer.

     c. The Investor should indicate whether he wishes to receive distributions of net investment income and capital gains in cash. If the Investor elects to receive distributions of net investment income or capital gains, he should also indicate the percentage of the amounts available for distribution he elects to receive.

     d. Date, print the name of the Investor and sign (and print title, if applicable) on page 2.

3.   INVESTOR QUESTIONNAIRE:

     a. In Part I, the Investor should indicate by checking box A or B whether he is relying on the advice of a purchaser representative in evaluating the merits and risks of an investment in the Fund.

     b. In Part II, the Investor should indicate whether he is an accredited investor and, if so, indicate the categories under which he qualifies as an accredited investor.

     c. Entities should provide the information and respond to the questions in Part III.

     d. Each Investor should respond to the questions in Part IV.

     e. Date, print the name of the Investor and sign (and print title, if applicable) on page 5.

4. PURCHASER REPRESENTATIVE QUESTIONNAIRE: (ONLY for Investors who checked Box B in Part I of the Investor Questionnaire and who are not relying on the advice of a purchaser representative.)

     a. A PURCHASER REPRESENTATIVE must complete all information, execute and date.

5.   INTERNAL REVENUE SERVICE FORM W-9:

     a. Complete all information requested.

     b. Sign, date and print name (and title, if applicable).

6.   EVIDENCE OF AUTHORIZATION:

     Investors which are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the subscription documents. Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners. Limited liability companies must submit a copy of their operating agreement identifying the manager or managing member, as applicable. Trusts must submit a copy of the trust agreement. Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the subscription documents. (Entities may be requested to furnish other or additional documentation evidencing the authority to invest in the Fund.)

                             SUBSCRIPTION AGREEMENT

                             BMO PARTNERS FUND, L.P.

                             SUBSCRIPTION AGREEMENT


BMO Partners Fund, L.P.
c/o Beck, Mack & Oliver LLC
330 Madison Avenue, 31st Floor
New York, NY  10017

Gentlemen:

                  1. SUBSCRIPTION. The undersigned (the "Investor") subscribes for and agrees to purchase $_______________ worth of units ("Units") of limited partnership interest in BMO Partners Fund, L.P. (the "Fund"). The Investor acknowledges that this subscription (i) is irrevocable,
(ii) is conditioned upon acceptance by Beck, Mack & Oliver LLC (the "Manager") on behalf of the Fund and (iii) will expire if not accepted by the Manager on or prior to two months from the date hereof. The Investor agrees to be bound by all the terms and provisions of the Second Amended and Restated Limited Partnership Agreement of the Fund (the "Partnership Agreement").

                  2. PAYMENT. The Investor has enclosed herewith a check payable to "BMO Partners Fund, L.P." or, on two business days' notice from the Manager, will wire federal funds for the account of the Fund directly to [insert wire instructions], in an amount equal to the amount referred to in Paragraph 1 above. An investment made by check will be effective five business days after the check is received and this subscription is accepted by the Manager.

                  3. INVESTOR'S REPRESENTATIONS AND WARRANTIES. The Investor represents and warrants as follows:

                  (a) The Units to be acquired hereunder are being acquired by the Investor for his own account, for one or more separate accounts maintained by him or for the account of one or more pension or trust funds of which he is a trustee, in each case for investment purposes only and not with a view to resale or distribution.

                  (b) The Investor understands that the Units have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the laws of any state or other jurisdiction, and that the Fund does not contemplate registration of the Units under the 1933 Act or these laws. The Investor understands and agrees further that, subject to limited withdrawal rights, the Units must be held indefinitely unless they are subsequently registered under the 1933 Act and these laws or an exemption from registration under the 1933 Act and these laws covering the sale of Units is available. Even if such an exemption is available, the assignability and transferability of the Units will be governed by the Partnership Agreement which imposes substantial restrictions on transfer. The Investor understands that legends stating that the Units have not been registered under the 1933 Act and these laws and setting out or referring to the restrictions on the transferability and resale of the Units will be placed on all documents evidencing the Units. The Investor has no need for immediate liquidity in his investment in Units.

                  (c) The Investor has been furnished and has carefully read the Private Placement Memorandum dated May 9, 2000 relating to the Fund (the "Memorandum"), the Partnership Agreement and a written disclosure statement (as described in Rule 204-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act")) with respect to the Manager. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, is able to bear the risks of an investment in the Units and understands the risks of, and other considerations relating to, a purchase of Units, including the matters set forth under the caption "Principal Risks of Investing in the Fund" in the Memorandum.

                  (d) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Fund, the offering of Units or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of the Manager concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

                  (e) The Investor has been furnished no offering literature other than the Memorandum, and the Investor has relied only on the Memorandum in determining to invest in the Fund.

                  (f) If the Investor is not a natural person, (i) the Investor has the power and authority to enter into this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the

         Investor in connection with this subscription for Units, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Units. If the Investor is an individual, the Investor has all requisite legal capacity to acquire and hold the Units and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Units. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Units does not represent a breach of or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound. This Subscription Agreement has been duly executed by the Investor and constitutes, and the Partnership Agreement, when the Investor is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Investor, enforceable against it in accordance with its terms.

                  (g) If the Investor has retained a purchaser representative in connection with his determination to invest in the Fund, the Investor acknowledges that he has been advised that:

                  (i) in connection with the Investor's determination of whether to invest in the Fund, the purchaser representative will receive compensation from the Manager equal to [specify].

                  4. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS FOR INVESTORS IN PENNSYLVANIA. The Investor agrees not to sell his Units within 12 months after the date of purchase unless the Units are registered under the Securities Act or the Pennsylvania Securities Act of 1972 during this twelve-month period.

                  5. CERTAIN EMPLOYEE BENEFIT PLANS. (a) If the Investor is, or is acting on behalf of, a trust established under an employee benefit plan (a "Plan") as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"): (i) it is aware of and has taken into consideration its fiduciary duties, including the diversification requirements of Section 404(a)(1)(c) of ERISA; (ii) it has concluded that its proposed investment in the Fund is a prudent one; (iii) the fiduciary, trustee or other person signing this Subscription Agreement on behalf of the Investor is independent of the Manager; (iv) this subscription and the investment contemplated hereby are in accordance with all requirements applicable to the Plan under its governing instruments and under ERISA; and (v) the Investor acknowledges and agrees that the Manager is not a "fiduciary" (within the meaning of Section 3 (21) of ERISA) with respect to any assets of the Plan by reason of the Investor's investment in the Fund and that the Investor has not relied and is not relying on the Manager to provide, and it has not provided, any kind of investment advice with respect to the Investor's purchase.

                  (b) If the Investor is purchasing the Units for an IRA or Keogh Plan (even if not subject to Title I of ERISA), then the Investor represents that no other person has exercised any discretionary authority or control or provided any investment advice for a fee with respect to such investment and that such investment is authorized by the appropriate governing instrument and does not constitute a "prohibited transaction" within the meaning of Section 4975 of the Code.

                  6. TAX INFORMATION. The Investor certifies under penalties of perjury that (A) (i) the Investor's name, taxpayer identification or social security number and address provided in the Investor Questionnaire is correct and (ii) the Investor will complete and return with this Subscription Agreement IRS Form W-9, Payer's Request for Taxpayer Identification Number and Certification, and (B) (i) the Investor is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (ii) the Investor will notify the Fund within sixty (60) days of a change to foreign status. The Investor agrees to execute properly and provide to the Fund in a timely manner any tax documentation that may be reasonably required by the Manager in connection with the Fund.

                  7. FURTHER ADVICE AND ASSURANCES. All information which the Investor has provided to the Fund, including the information in the Investor Questionnaire, is correct and complete as of the date hereof, and the Investor agrees to notify the Manager immediately if (x) any representation or warranty contained in this Subscription Agreement, including the Investor Questionnaire, becomes untrue prior to the admission of the

Investor as a Limited Partner or (y) any response to any question contained in Parts III or IV of the Investor Questionnaire becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents as the Fund may reasonably request to verify the accuracy of the Investor's representations and warranties herein or to comply with any law or regulation to which the Fund may be subject.

                  8. POWER OF ATTORNEY. The Investor by executing this Subscription Agreement appoints the Manager, with full power of substitution, as his true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign, acknowledge, swear to and file:

                  (a) all certificates and other instruments, including the Partnership Agreement, and any amendments thereto or to the Certificate of Limited Partnership of the Fund, which the Manager deems appropriate to form, qualify or continue the Fund as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and all other jurisdictions in which the Fund conducts or plans to conduct business (including without limitation any filing for the purpose of admitting the Investor and others as partners and describing their initial or any increased capital contributions);

                  (b) any instrument, certificate or other document which may be deemed necessary or desirable to effect the winding-up and termination of the Fund (including, but not limited to, a certificate of cancellation);

                  (c) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, or required by any applicable federal, state or local law; and

                  (d) the Partnership Agreement, any amendments to the Partnership Agreement or any other agreement or instrument which the Manager deems appropriate to (i) admit the Investor as a Limited Partner of the Fund, (ii) effect the addition, substitution or removal of any Limited Partner or General Partner pursuant to the Partnership Agreement or (iii) effect another amendment or modification to the Partnership Agreement adopted in accordance with the terms of the Partnership Agreement.

This power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor. This power of attorney shall survive the delivery of an assignment or other attempted transfer by the Investor of the whole or any part of his Interest, except that where an assignee or transferee of his Interest has been approved as a substitute Partner, this power of attorney of the assignor of the Interest shall survive the delivery of such assignment or transfer for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument necessary to effect such substitution. This power of attorney will terminate upon the complete withdrawal of an assigning Partner from participation in the Fund.

                  9. MISCELLANEOUS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:
       ------------------
                                          INDIVIDUAL INVESTOR:


                                          -----------------------------
                                           (Print Name)


                                          -----------------------------
                                           (Signature)


                                          PARTNERSHIP, CORPORATION, TRUST,
                                          CUSTODIAL ACCOUNT, OTHER INVESTOR:

                                          -----------------------------
                                           (Print Name of Entity)


                                          By:
                                             --------------------------
                                             (Signature)

                                          -----------------------------
                                             (Title)

Accepted:

BMO PARTNERS FUND, L.P.

By: Beck, Mack & Oliver LLC
      its Managing General Partner


    By:
        -----------------------------
    Name:
    Title:

                 PLEASE COMPLETE THE APPROPRIATE ACKNOWLEDGMENT
                     FORM WHICH FOLLOWS THIS SIGNATURE PAGE.

                   ACKNOWLEDGMENT FOR INDIVIDUAL SUBSCRIBERS


STATE OF _______)
                                       )  ss.:
COUNTY OF_______)


                  On this __day of ____, 20__, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ____________________, known to me to be the person (or persons) whose name is (or whose names are) subscribed to on the within instrument, and acknowledged that he (or she or they) executed the same.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[SEAL]


                                     -----------------------------------------
                                        Notary Public in and for said State


My commission expires on _________, 20___.

                        ACKNOWLEDGMENT FOR PERSONS ACTING
                          IN A REPRESENTATIVE CAPACITY

(For Trusts, Partnerships, Corporations or Other Entities)


STATE OF _______)
                                       )  ss.:
COUNTY OF_______)


                  On this __day of ____, 20___, before me personally came _______________to me known, who being by me duly sworn did depose and say that such person is the ________of ____________described in and which executed the foregoing instrument, and being duly authorized, signed such person's name thereon on behalf of such entity.


[SEAL]


                                      ----------------------------------------
                                         Notary Public in and for said State

My commission expires on ________, 20___.

                             INFORMATION SUPPLEMENT

                                       TO

                             SUBSCRIPTION AGREEMENT

                INFORMATION SUPPLEMENT TO SUBSCRIPTION AGREEMENT


1.   Print Full Name of Investor:                INDIVIDUAL:

                                                 -----------------------------
                                                 First      Middle      Last

                                                 PARTNERSHIP, CORPORATION,
                                                 TRUST, CUSTODIAL ACCOUNT,
                                                 OTHER:

                                                 -----------------------------
                                                          Name of Entity

2.   Tax Identification or
     Social Security Number:
                                                 -----------------------------

3.   Residence Address:
                                                 -----------------------------
                                                 -----------------------------
                                                 -----------------------------

4.   Business Address:
                                                 -----------------------------
                                                 -----------------------------
                                                 -----------------------------

5.   Home Telephone Number:                      (___)____________

6.   Business Telephone Number:                  (___)____________

7.   Cash Amount Invested:                       $______________

8.   Form of Payment (check one):

     (a)  +-------+  BY CHECK.                   Cash amount invested will be
          +-------+                              paid by check payable to BMO
                                                 Partners Fund, L.P.

     (b)  +-------+ BY WIRE.                     Cash amount invested will be
          +-------+                              paid by wire transfer in
                                                 federal funds.

                                                 Funds should be wired to:
                                                 The Chase Manhattan Bank
                                                 ABA # 021-000-021
                                                 Credit: A/C #189-0-07993
                                                 N/O Chase Custody Banking
                                                 Further Credit: A/C #JSD1870071
                                                 N/O BMO Partners Fund LP

NOTE: An investment made by check will be effective five business days after the check is received and the Investor's subscription is accepted by the Manager.

9.   Net Investment Income and Capital Gains Distributions:


     (a)  +------+   NET INVESTMENT.             Check this box if you choose
          +------+   INCOME                      to have net investment income
                                                 distributed to you in cash. If
                                                 this box is not checked,
                                                 distributions of net
                                                 investment income will be
                                                 automatically reinvested in
                                                 Units.

     (b)  +-------+  CAPITAL GAINS.              Check this box if you choose
          +-------+                              to have capital gains
                                                 distributions paid to you in
                                                 cash. If this box is not
                                                 checked, capital gains
                                                 distributions will be
                                                 automatically reinvested in
                                                 Units.

     (c) If you checked the box for either (a) or (b) above, specify the percentage of the amounts available for distribution you wish to receive:

                              Net Investment
                              Income:         __________%


                              Capital Gains:  __________%


                                                      SIGNATURES:

                                                      INDIVIDUAL:

                                                      -----------------------
                                                             (Signature)

                                                      PARTNERSHIP, CORPORATION,
                                                      TRUST, CUSTODIAL ACCOUNT,
                                                      OTHER:

                                                      ------------------------
                                                          (Name of Entity)

                                                      By:
                                                         --------------------
                                                              (Signature)

                                                           -------------------
                                                                (Title)

                             INVESTOR QUESTIONNAIRE

                             BMO PARTNERS FUND, L.P.

                             INVESTOR QUESTIONNAIRE

BMO Partners Fund, L.P.
c/o Beck, Mack & Oliver LLC
330 Madison Avenue, 31st Floor
New York, New York  10017

Gentlemen:

                  This information is being furnished to enable you to determine whether sales of limited partnership Units (the "Units") in BMO Partners Fund, L.P. (the "Fund") may be made to the undersigned (the "Investor"). The Investor agrees that he will notify you immediately of any material change in any of the information set forth below occurring prior to the closing of the purchase of the Units by him.


                  I.  INVESTMENT EVALUATION.

     [NOTE: Each Investor must retain a purchaser representative if the Investor does not have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Fund.]

                  The Investor represents by initialing in box A or B below that:


           A      +-----+
                  +-----+
                  The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Fund and of making an informed investment decision with respect to this investment and will not require the services of a purchaser representative.


           B      +-----+
                  +-----+
                  The Investor has relied upon the advice of the following purchaser representative in evaluating the merits and risks of an investment in the Fund by the Investor:

                              -------------------------
                                       (Name)

                  [The Fund will make available, free of charge, ______________________ to serve as purchaser representative for any Investor who is not otherwise relying on the advice of a purchaser representative.] The above-named purchaser representative has furnished a completed Purchaser Representative Questionnaire to the Fund. The above-named purchaser representative and the Investor together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Fund and of making an informed investment decision with respect to this investment.

         IF YOU HAVE CHECKED BOX B AND YOU ARE NOT RELYING ON THE SERVICES OF ______________________ AS YOUR PURCHASER REPRESENTATIVE, A COMPLETED AND SIGNED PURCHASER REPRESENTATIVE QUESTIONNAIRE MUST ACCOMPANY THIS INVESTOR QUESTIONNAIRE.

                  II.  ACCREDITED INVESTOR STATUS.

                       Please check the box that applies.

+-----+                    The Investor is an "accredited investor" within
+-----+                    the meaning of Rule 501 of Regulation D under the
                           Securities Act of 1933, as amended (the
                           "Securities Act").

                           [NOTE: See clauses (A) through (O) below for the categories under which an Investor may qualify as an "accredited investor".]

+-----+                    The Investor is not an "accredited
+-----+                    investor".

         If the Investor is an "accredited investor", he has checked those boxes below which are next to the categories under which he qualifies as an accredited investor:

         FOR INDIVIDUALS:

+-+      (A)      A natural person with individual net worth (or joint
+-+               net worth with spouse) in excess of $1 million. For
                  purposes of this item, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities.


+-+      (B)      A natural person with individual income (without
+-+               including any income of the Investor's spouse) in
                  excess of $200,000 or joint income with spouse of $300,000 in each of the two most recent years and who reasonably expects to reach the same income level in the current year.


FOR ENTITIES:


+-+      (C)      A general partner of the Fund or a member
+-+               of Beck, Mack & Oliver LLC.


+-+      (D)      An entity, including a grantor trust, in which all of
+-+               the equity owners are accredited investors. (For this
                  purpose, a beneficiary of a trust is not an equity owner but the grantor of a grantor trust may be an equity owner. Please contact the Manager for further information.)


+-+      (E)      A bank, as defined in Section 3(a)(2) of the
+-+               Securities Act or any savings and loan association or
                  other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.


+-+      (F)      An insurance company as defined in Section 2(a)(13) of
+-+               the Securities Act.

+-+      (G)      A broker-dealer registered pursuant to Section 15 of
+-+               the Securities Exchange Act of 1934.


+-+      (H)      An investment company registered under the Investment
+-+               Company Act of 1940.


+-+      (I)      A business development company as defined in Section
+-+               2(a)(48) of the Investment Company Act of 1940.


+-+      (J)      A small business investment company licensed by the
+-+               Small Business Administration under Section 301(c) or
                  (d) of the Small Business Investment Act of 1958.


+-+      (K)      A private business development company as defined
+-+               in Section 202(a)(22) of the Investment Advisers Act of 1940.


+-+      (L)      An organization described in Section 501(c)(3) of the
+-+               Internal Revenue Code or a corporation, Massachusetts
                  or similar business trust, or partnership, not formed for the specific purpose of acquiring Units, with total assets in excess of $5 million.

+-+      (M)      A trust with total assets in excess of $5 million not
+-+               formed for the specific purpose of acquiring Units,
                  whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.


+-+      (N)      An employee benefit plan within the meaning of the
+-+               Employee Retirement Income Security Act of 1974 ("ERISA")
                  if the decision to invest in the Units is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

+-+      (O)      A plan established and maintained by a state, its
+-+               political subdivisions, or any agency or
                  instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million.


                  III.  SUPPLEMENTAL DATA FOR ENTITIES.

(a) If the Investor is not a natural person, furnish the following supplemental data (NATURAL PERSONS MAY SKIP THIS SECTION OF THE INVESTOR QUESTIONNAIRE):

         Legal form of entity (trust, corporation, partnership, limited liability company, etc.):
                          --------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------


         Jurisdiction of organization:
                                       -------------------------------------

(b) If the Investor is treated as a partnership for U.S. federal income tax purposes:

         (i) What is the total number of partners or members in the Investor? ______________

         (ii) Is any partner or member in the Investor itself a partnership for U.S. federal income tax purposes, an "S" corporation or a grantor trust?
+-+         +-+
+-+  Yes    +-+  No

(c)      If the Investor is a grantor trust:

         (i)      What is the total number of beneficiaries of the Investor?
                  _______________

         (ii) Is any beneficiary of the Investor itself a partnership, an "S" corporation or a grantor trust?
+-+         +-+
+-+  Yes    +-+  No

(d)      If the Investor is an "S" corporation:

         (i)      What is the total number of equity holders in the Investor?
                  ________________

         (ii) Is any equity holder in the Investor itself a partnership, an "S" corporation or a grantor trust?
+-+         +-+
+-+  Yes    +-+  No

         [If you checked the box marked "Yes" after any of (b)(ii), (c)(ii) or
         (d)(ii), please contact the Fund at (212) 661-2640 for additional information that will be required.]

         IMPORTANT: YOU MUST NOTIFY THE FUND AT LEAST TEN DAYS PRIOR TO TAKING ANY ACTION THAT WOULD RESULT IN A CHANGE TO ANY OF THE ANSWERS TO QUESTIONS IN THIS SECTION III.

(f) If the Investor's tax year ends on a date other than December 31, please indicate such date below:

         -------------------------



         IV.  RELATED PARTIES.

         (a) To the best of the Investor's knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Fund?
+-+         +-+
+-+  Yes    +-+  No

         (b) Will any other person or persons have a beneficial interest in the Units to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)?
+-+         +-+
+-+  Yes    +-+  No

         If either question above was answered "Yes," please contact the Fund for additional information that will be required.

         The Investor agrees that he will, if requested by the Manager, promptly provide any additional information and execute and deliver any other documents that the Manager may reasonably request in order to substantiate the foregoing information.

         IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire this ___ day of ______, 20__ and declares that it is truthful and correct.



                                               Signatures:


                                               INDIVIDUAL:


                                               -------------------------
                                                 (Signature)


                                               PARTNERSHIP, CORPORATION,
                                               TRUST, CUSTODIAL ACCOUNT, OTHER:



                                               -------------------------
                                                 (Print Name of Entity)



                                               By
                                                  ----------------------
                                                          (Signature)



                                               -------------------------
                                                            (Title)

                     PURCHASER REPRESENTATIVE QUESTIONNAIRE

                                                   BMO PARTNERS FUND, L.P.

                     PURCHASER REPRESENTATIVE QUESTIONNAIRE


BMO Partners Fund, L.P.
c/o Beck, Mack & Oliver LLC
330 Madison Avenue, 31st Floor
New York, New York  10017

Gentlemen:

         The information contained in this Questionnaire is being furnished in order for you to determine whether a sale of limited partnership Units (the "Units") in BMO Partners Fund, L.P. (the "Fund") may be made to the following
Investor:

_________________________________________________________________

in light of the requirements of the Securities Act of 1933, as amended (the "Act"). The undersigned understands that (a) you will rely upon the information contained herein for purposes of this determination, (b) the Units will not be registered under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and (c) this Questionnaire is not an offer to sell the Units or any other securities to the undersigned Purchaser Representative.

         I note that you have provided to the Investor a Private Placement Memorandum dated May 9, 2000 in connection with the offering and sale of the Units (the "Memorandum").

         I represent that:

       1. I have discussed the Memorandum with the Investor with a view to determining whether an investment in the Fund by the Investor is appropriate in light of the Investor's financial circumstances, as these circumstances have been disclosed to me by the Investor.

       2. I am not an affiliate, partner or employee of the Fund or its Manager (Beck, Mack & Oliver LLC) or of any of their affiliates or counsel to any of them or a beneficial owner of 10% or more of the equity Units in the Fund except as follows:

         (State "No Exceptions" or set forth exceptions and give details.)

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------


    3. I have such knowledge and experience in financial and business matters as to be capable of evaluating, alone, or together with other purchaser representatives of the Investor, or together with the Investor, the merits and risks of an investment in the Fund. I offer as evidence of this the following additional information (e.g., investment experience, business experience, profession, education):

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------


      4. There is no material relationship between me or my affiliates and the Fund or its affiliates which now exists or is mutually understood to be contemplated or which has existed at any time during the previous two years, and no compensation has been received or will be received as a result of any such relationship, except as follows:

         (State "No Exceptions" or set forth exceptions and give details.)

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------


         If any exceptions exist and are described above, I confirm that these exceptions were disclosed to the Investor in writing prior to the date hereof by attaching a copy of the written disclosure.

         I agree to notify you promptly of any change to the information described in this Questionnaire which occurs prior to the completion of the sale of the Units to the Investor.


Date: ___________, 20___                    Very truly yours,



                                            ------------------------------
                                            Print or Type Name


                                            ------------------------------
                                            Signature


                                            ------------------------------
                                            Street Address


                                            ------------------------------
                                            City, State and Zip Code


                                            (---)------------
                                            Telephone

                        INTERNAL REVENUE SERVICE FORM W-9

                              [Form to be attached]

                                                                       EXHIBIT C








                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)


                                    CONTENTS

                                                                 PAGE
Independent Auditor's Report........................................1

Financial Statements and Notes
         Statement of Assets and Liabilities........................2
         Condensed Schedule of Investments........................3-4
         Statement of Operations....................................5
         Statements of Changes in Net Assets........................6
         Notes to Financial Statements............................7-9

                   INDEPENDENT AUDITOR'S REPORT

To the General Partner
BMO Partners Fund, L.P.
(A Delaware Limited Partnership)

We have audited the accompanying statement of assets and liabilities of BMO Partners Fund, L.P. (A Delaware Limited Partnership), including the condensed schedule of investments as of December 31, 1999, the related statement of operations for the year then ended and the statement of changes in net assets for each of the two years in the period then ended. These financial statements and schedule are the responsibility of the general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material missstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and schedule referred to above present fairly, in all material respects, the financial position of BMO Partners Fund, L.P. as of December 31, 1999 and the results of its operations for the year then ended and the changes in its net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

                                          Reminick, Aarons & Company, LLP

New York, New York
February 15, 2000

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENT OF ASSETS AND LIABILITIES

                                DECEMBER 31, 1999


ASSETS
  Investments in securities, at market value (cost $13,447,403)...  $28,161,374
  Cash equivalents................................................    1,996,930
  Receivables
    Receivable from tender offer for securities...................    1,195,200
    Dividends.....................................................       28,986
    Interest......................................................       21,146
                                                                    -----------

     Total assets.................................................   31,403,636
                                                                    -----------


LIABILITIES
  Accrued liabilities.............................................       20,000
                                                                    -----------

     Total liabilities............................................       20,000
                                                                    -----------

NET ASSETS........................................................  $31,383,636
                                                                    ===========

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        CONDENSED SCHEDULE OF INVESTMENTS

                                DECEMBER 31, 1999


                                                                                SHARES     VALUE
SECURITIES BY INDUSTRY
COMMON STOCKS (86.38%) (a)
  United States
    Pharmaceuticals and hospital supplies (6.85%) (b)..................                 $ 2,150,392
    Entertainment and leisure (3.81%)..................................                   1,194,600
    Publishing and broadcasting (4.90%)................................                   1,536,347
    Services (2.11%)...................................................                     662,580
    Non-ferrous metals (.39%)..........................................                     122,850
    Electrical equipment (8.23%).......................................
     General Electric Company (6.68%)..................................          13,540   2,095,315
     Other (1.55%).....................................................                     485,156
    Natural gas (1.88%)................................................                     589,856
    Electronics (6.42%) (b)............................................                   2,013,849
    Machinery (5.16%) (b)..............................................                   1,619,176
    Building products (.13%)...........................................                      39,516
    Oil - domestic and crude (2.42%)...................................                     758,132
    Miscellaneous industrials (8.40%) (b)..............................                   2,635,932
    Banks (2.39%)......................................................                     751,475
    Credit and finance (6.58%) (b).....................................                   2,064,625
    Insurance (10.25%).................................................
     American Int'l Group Inc. (6.70%).................................          19,460   2,104,113
     Other (3.55%).....................................................                   1,113,760
    Railroads (2.35%)..................................................                     736,418
    Telecommunications (12.32%)........................................
     AT&T Corp. Liberty Media Group (8.76%)............................          48,370   2,748,021
     Other (3.56%).....................................................                   1,117,941
    Freight and shipping (1.79%).......................................                     560,844
                                                                                        -----------
     Total common stocks (cost $12,269,026)............................                  27,100,898
                                                                                        -----------

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  CONDENSED SCHEDULE OF INVESTMENTS (CONTINUED)

                                DECEMBER 31, 1999



                                                                    MARKET
                                                                    VALUE
SECURITIES BY INDUSTRY (CONTINUED)
MUNICIPAL BONDS (.84%) (a)
  United States
    Puerto Rico 7.7% due 7/1/2020 (.84%)........................      264,741
                                                                  -----------
     Total municipal bonds (cost $308,229)......................      264,741
                                                                  -----------

U.S. GOVERNMENT OBLIGATION (2.54%) (a)
  U.S. Treasury 4.750% note due 11/15/08 (2.54%)................      795,735
                                                                  -----------
    Total U.S. government obligation (cost $870,148)............      795,735
                                                                  -----------

    Total - 89.76% (cost $13,447,403)...........................  $28,161,374
                                                                  ===========

(a)   Percent of net assets on the statement of assets and liabilities.
(b) No holdings in any one company in this category exceed 5% of net assets on the statement of assets and liabilities.

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999



INVESTMENT INCOME
  Dividends......................................................  $  262,984
  Interest.......................................................     146,753
                                                                   ----------
    Total investment income......................................     409,737
                                                                   ----------

EXPENSES
  Investment advisory fees.......................................     191,000
  Banking and custodial fees.....................................      22,350
  Professional fees..............................................      36,970
  Filing fees....................................................         100
                                                                   ----------
    Total expenses...............................................     250,420
                                                                   ----------

     INVESTMENT INCOME - NET.....................................     159,317
                                                                   ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on investments...............................   2,958,690
  Change in unrealized appreciation of investments...............   1,598,249
                                                                   ----------
    Net gain on investments......................................   4,556,939
                                                                   ----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.............  $4,716,256
                                                                   ==========

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENTS OF CHANGES IN NET ASSETS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                  1999          1998
INCREASE IN NET ASSETS FROM OPERATIONS
  Investment income - net...................................  $   159,317   $   242,654
  Net realized gain on investments..........................    2,958,690     1,452,992
  Change in unrealized appreciation of investments..........    1,598,249     1,784,872
                                                               ----------    ----------

    NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS....    4,716,256     3,480,518

PARTNERS' CAPITAL CONTRIBUTIONS.............................    1,052,868     1,512,768

DISTRIBUTIONS TO PARTNERS...................................   (4,560,458)   (1,503,290)
                                                               ----------    ----------

Total increase..............................................    1,208,666     3,489,996

NET ASSETS - BEGINNING OF YEAR..............................   30,174,970    26,684,974
                                                               ----------    ----------

NET ASSETS - END OF YEAR....................................  $31,383,636   $30,174,970
                                                              ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS

      BMO Partners Fund, L.P. ("Partnership") was organized under the laws of the State of Delaware on March 8, 1991 as a limited partnership for the purpose of investing in publicly traded equity and debt securities.
      The Partnership maintains its general office in New York City.

      SECURITY VALUATION

      Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last sales price on the day of valuation. Other securities traded in the over-the-counter market and other securities for which no sale was reported on that date are stated at the last quoted bid price.

      CASH EQUIVALENTS

      Cash equivalents consist of amounts held in money market accounts whose fair value approximates their carrying amount. At December 31, 1999 and throughout the year, the Partnership maintained balances in excess of insurable limits. The Partnership has not experienced any losses in such accounts and believes it is not subject to any significant credit risk with respect to cash equivalents.

      INCOME TAXES

      As a limited partnership, the partners are required to include their proportionate share of the Partnership's taxable income or loss on their respective income tax returns. Accordingly, there is no provision for federal, state or city income taxes in these financial statements.

      The Partnership is not subject to the New York City unincorporated business tax since its sole activity is investing for its own account.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES    (CONTINUED)

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires the general partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

      OTHER

      The Partnership follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis. Discounts and premiums on securities purchased are amortized over the life of the respective securities. Realized gains and losses from securities transactions are recorded on a first-in, first-out basis.

NOTE 2 - INVESTMENT ADVISORY FEES

      The general partner is a partnership which makes all investment decisions and is compensated solely by receiving a quarterly management fee as defined in the partnership agreement. Under the terms of this agreement, the general partner is entitled to investment advisory fees, calculated quarterly, based on an annual rate of 1% of the first $5,000,000 in net assets, 0.75% on the second $5,000,000 in net assets, and 0.50% on net assets over $10,000,000. Investment advisory fees paid to the general partner were $191,000 for the year ended December 31, 1999.

NOTE 3 - CONCENTRATIONS OF CREDIT RISK

      Financial instruments that potentially subject the Partnership to concentrations of credit risk consist primarily of cash equivalents and investments. The Partnership maintains cash and cash equivalents, short and long-term investments and other financial instruments at a major financial institution.

NOTE 4 - ALLOCATION OF PARTNERS' CAPITAL

      The net income of the Partnership is allocated among the partners in proportion to their respective capital accounts as follows:

                                                             TOTAL        GENERAL        LIMITED
                                                                          PARTNER       PARTNERS
  PARTNERS' CAPITAL - JANUARY 1, 1999.................    $ 30,174,970   $  305,813   $ 29,869,157

  Partners' capital contributions.....................       1,052,868           --      1,052,868

  Distributions to partners...........................     (4,560,458)    (344,310)    (4,216,148)

  Net increase in net assets resulting from operations       4,716,256       38,497      4,677,759
                                                          ------------   ----------   ------------

  PARTNERS' CAPITAL - DECEMBER 31, 1999...............    $ 31,383,636   $       --   $ 31,383,636
                                                          ============   ==========   ============

                             BMO PARTNERS FUND, L.P.

                        (A DELAWARE LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                                    CONTENTS

                                                                      Page
REPORT OF INDEPENDENT ACCOUNTANTS........................................1

FINANCIAL STATEMENTS AND NOTES

           STATEMENT OF ASSETS AND LIABILITIES...........................4

           CONDENSED SCHEDULE OF INVESTMENTS.............................5

           STATEMENT OF OPERATIONS.......................................7

           STATEMENTS OF CHANGES IN NET ASSETS...........................8

           NOTES TO FINANCIAL STATEMENTS.................................9

                          INDEPENDENT AUDITOR'S REPORT


To the General Partner
BMO Partners Fund, L.P.
(A Delaware Limited Partnership)


We have audited the accompanying statement of assets and liabilities of BMO Partners Fund, L.P. (A Delaware Limited Partnership), including the condensed schedule of investments as of December 31, 1998, the related statement of operations for the year then ended and the statement of changes in net assets for each of the two years in the period then ended. These financial statements and schedule are the responsibility of the general partner. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and schedule referred to above present fairly, in all material respects, the financial position of BMO Partners Fund, L.P. as of December 31, 1998 and the results of its operations for the year then ended and the changes in its net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

                                              Reminick, Aarons & Company, LLP




New York, New York
January 13, 1999

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 1998

ASSETS
  Investments in securities, at market value
    (cost $13,161,744).................................................................         $ 26,576,114
  Cash equivalents.....................................................................            3,549,326
  Receivables
    Dividends..........................................................................               24,176
    Interest...........................................................................               48,354
                                                                                                ------------
      Total assets.....................................................................           30,197,970
                                                                                                ------------

LIABILITIES
  Accrued liabilities..................................................................               23,000
                                                                                                ------------
      Total liabilities................................................................               23,000
                                                                                                ------------
NET ASSETS.............................................................................         $ 30,174,970
                                                                                                ============

   The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        CONDENSED SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1998

                                                                           SHARES    MARKET VALUE
SECURITIES BY INDUSTRY

COMMON STOCKS (83.52%)(1)
  United States
    Pharmaceuticals and hospital supplies (9.74%)......................              $ 2,949,800
    Entertainment and leisure (7.74%)..................................                2,344,538
    Publishing and broadcasting (3.41%)................................                1,031,434
    Services (2.91%)...................................................                  879,710
    Non-ferrous metals (.57%)..........................................                  172,069
    Electrical equipment (7.62%).......................................                2,307,527
    Electronics (5.08%)................................................                1,536,526
    Machinery (3.76%)..................................................                1,138,004
    Computers and office equipment (1.16%).............................                  351,731
    Oil - domestic and crude (2.92%)...................................                  883,961
    Miscellaneous industrials (10.22%)
      Tyco International Ltd. (5.08%)..................................    20,380      1,537,416
      Other (5.14%)....................................................                1,554,959
    Financial (3.25%)..................................................                  982,800
    Banks (4.48%)......................................................                1,355,807
    Credit and finance (5.72%).........................................                1,732,195
    Insurance (8.30%)
      American Int'l Group Inc. (5.45%)................................    17,088      1,651,128
      Other (2.85%)....................................................                  862,015
    Railroads (4.76%)..................................................                1,441,060
    Investment (1.88%).................................................                  568,872
                                                                                      ----------
      Total common stocks (cost $11,838,814)...........................               25,281,552
                                                                                      ==========

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                  CONDENSED SCHEDULE OF INVESTMENTS (CONTINUED)

                                DECEMBER 31, 1998




                                                                           SHARES    MARKET VALUE
SECURITIES BY INDUSTRY (CONTINUED)

MUNICIPAL BONDS (.98%)(1)
  United States
    Puerto Rico 7.7% due 7/1/2020 (.98%)...............................                  297,751
                                                                                      ----------
      Total municipal bonds (cost $332,930)............................                  297,751
                                                                                      ----------

U.S. GOVERNMENT OBLIGATION (3.29%)(1)
  U.S. Treasury 5.875% note due 7/31/99 (3.29%)........................                  996,811
                                                                                      ----------
      Total U.S. government obligation (cost $990,000).................                  996,811
                                                                                      ----------

      Total - 87.79% (cost $13,161,744)(1).............................              $26,576,114
                                                                                     ===========

(1)  Percent of net assets on the statement of assets and liabilities.

  The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

INVESTMENT INCOME
  Dividends...............................................    $  217,540
  Interest................................................       248,239
                                                              ----------
      Total investment income.............................       465,779
                                                              ----------

EXPENSES
  Investment advisory fees................................       177,243
  Banking and custodial fees..............................        15,782
  Professional fees.......................................        30,000
  Filing fees.............................................           100
                                                              ----------
    Total expenses........................................       223,125
                                                              ----------

    INVESTMENT INCOME - NET...............................       242,654
                                                              ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on investments........................     1,452,992
  Change in unrealized appreciation of investments........     1,784,872
                                                              ----------
    Net gain on investments...............................     3,237,864
                                                              ----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS......    $3,480,518
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENTS OF CHANGES IN NET ASSETS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                    1998          1997
INCREASE IN NET ASSETS FROM OPERATIONS
  Investment income - net.....................................  $   242,654   $   156,965
  Net realized gain on investments............................    1,452,992       783,559
  Change in unrealized appreciation of investments............    1,784,872     6,101,061
                                                                -----------   -----------

    NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS......    3,480,518     7,041,585

PARTNERS' CAPITAL CONTRIBUTIONS...............................    1,512,768     3,481,840

DISTRIBUTIONS TO PARTNERS.....................................   (1,503,290)     (621,477)
                                                                -----------   -----------

Total increase................................................    3,489,996     9,901,948

NET ASSETS - BEGINNING OF YEAR................................   26,684,974    16,783,026
                                                                -----------   -----------

NET ASSETS - END OF YEAR......................................  $30,174,970   $26,684,974
                                                                ===========   ===========

The accompanying notes are an integral part of these financial statements.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


         Nature of Business


         BMO Partners Fund, L.P. ("Partnership") was organized under the laws of the State of Delaware on March 8, 1991 as a limited partnership for the purpose of investing in publicly traded equity and debt securities. The Partnership maintains its general office in New York City.


         SECURITY VALUATION


         Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last sales price on the day of valuation. Other securities traded in the over-the-counter market and other securities for which no sale was reported on that date are stated at the last quoted bid price.


         CASH EQUIVALENTS


         Cash equivalents consist of amounts held in money market accounts whose fair value approximates their carrying amount. At December 31, 1998 and throughout the year, the Partnership maintained balances in excess of insurable limits. The Partnership has not experienced any losses in such accounts and believes it is not subject to any significant credit risk with respect to cash equivalents.


         INCOME TAXES


         As a limited partnership, the partners are required to include their proportionate share of the Partnership's taxable income or loss on their respective income tax returns. Accordingly, there is no provision for federal, state and city income taxes in these financial statements.


         The Partnership is not subject to New York City unincorporated business tax since its sole activity is investing for its own account.

         USE OF ESTIMATES


         The preparation of financial statements in conformity with generally accepted accounting principles requires the general partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.


         OTHER


         The Partnership follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis. Discounts and premiums on securities purchased are amortized over the life of the respective securities. Realized gains and losses from securities transactions are recorded on a first-in, first-out basis.


NOTE 2   INVESTMENT ADVISORY FEES


         The general partner is a partnership which makes all investment decisions and is compensated solely by receiving a quarterly management fee as defined in the partnership agreement. Under the terms of this agreement, the general partner is entitled to investment advisory fees, calculated quarterly, based on an annual rate of 1% of the first $5,000,000 in net assets, 0.75% on the second $5,000,000 in net assets, and 0.50% on net assets over $10,000,000. Investment advisory fees paid to the general partner were $177,243 for the year ended December 31, 1998.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 3   CONCENTRATIONS OF CREDIT RISK


         Financial instruments that potentially subject the Partnership to concentrations of credit risk consist primarily of cash equivalents and investments. The Partnership maintains cash and cash equivalents, short and long-term investments and other financial instruments at a major bank.


NOTE 4   ALLOCATION OF PARTNERS' CAPITAL


         The net income of the Partnership is allocated among the partners in proportion to their respective capital accounts as follows:

                                                            TOTAL     GENERAL PARTNER  LIMITED PARTNERS
PARTNERS' CAPITAL - JANUARY 1, 1998....................  $26,684,974       $266,496       $26,418,478

Partners' capital contributions........................    1,512,767          2,316         1,510,451

Distributions to partners..............................   (1,503,290)            --        (1,503,290)

Net increase in net assets resulting from operations...    3,480,518         37,001         3,443,517
                                                         -----------       --------       ----------

PARTNERS' CAPITAL - DECEMBER 31, 1998..................  $30,174,970       $305,813       $29,869,157
                                                         ===========       ========       ===========

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2000
                                   (UNAUDITED)

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)





                                    CONTENTS



                                                           PAGE
FINANCIAL STATEMENTS AND NOTES (UNAUDITED)
  Statement of Assets and Liabilities                        1
  Condensed Schedule of Investments                        2 - 3
  Statement of Operations                                    4
  Statements of Changes in Net Assets                        5
  Notes to Financial Statements                            6 - 7

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENT OF ASSETS AND LIABILITIES

                                  JUNE 30, 2000
                                  (UNDAUDITED)


ASSETS
  Investments in securities, at market value
    (cost $16,096,978)                            $ 29,272,315
  Cash and cash equivalents                          1,083,532
  Receivables
    Dividends                                           21,273
    Interest                                            15,283
                                                  ------------
      Total assets                                  30,392,403
                                                  ------------
LIABILITIES
  Accrued liabilities                                   17,000
                                                  ------------
      Total liabilities                                 17,000
                                                  ------------
NET ASSETS                                        $ 30,375,403
                                                  ============

    SEE NOTES TO FINANCIAL STATEMENTS

                                         BMO PARTNERS FUND, L.P.
                                     (A DELAWARE LIMITED PARTNERSHIP)

                                    CONDENSED SCHEDULE OF INVESTMENTS

                                              JUNE 30, 2000
                                               (UNAUDITED)


                                                             SHARES               VALUE
SECURITIES BY INDUSTRY
COMMON STOCKS (94.32%) (a)
  United States
    CONSUMER NON-DURABLES (21.67%)
      Pharmaceuticals and hospital supplies (13.76%) (b)                       $ 4,180,235
      Publishing and broadcasting (2.77%)                                          842,303
      Entertainment and leisure (1.32%)                                            400,000
      Services (3.82%)                                                           1,159,706
    SERVICES (5.38%)
      Services (1.29%)                                                             390,833
      Telecommunications (4.09%)                                                 1,241,656
    INTERMEDIATES (1.21%)
      Railroads (1.21%)                                                            368,156
    CAPITAL GOODS (32.58%)
      Computer and office supplies (3.61%)                                       1,095,031
      Electrical equipment (5.37%) (b)                                           1,632,604
      Electronics (4.51%)                                                        1,369,130
      Machinery (4.83%)                                                          1,467,978
      Miscellaneous industrials (4.94%)                                          1,500,208
      Telecommunications
        AT&T Corp. Liberty Media Group (7.02%)                87,940             2,132,545
        Other (2.30%)                                                              699,356
    ENERGY (4.17%)
      Oil - domestic & crudes (4.17%)                                            1,267,682
    MISCELLANEOUS INDUSTRIALS (4.78%)
      Miscellaneous industrials - energy (4.78%)                                 1,452,518
    TRANSPORTATION (1.96%)
      Freight and shipping (1.96%)                                                 596,600

    SEE NOTES TO FINANCIAL STATEMENTS

                                         BMO PARTNERS FUND, L.P.
                                     (A DELAWARE LIMITED PARTNERSHIP)

                                    CONDENSED SCHEDULE OF INVESTMENTS
                                               (CONTINUED)

                                              JUNE 30, 2000
                                               (UNAUDITED)


                                                                SHARES         VALUE
SECURITIES BY INDUSTRY (CONTINUED)
COMMON STOCKS (94.34%) (a) (CONTINUED)
    FINANCIAL (19.98%)
      Banks (1.86%)                                                            563,895
      Credit and finance (6.33%) (b)                                         1,923,161
      Insurance
        American International Group, Inc. (6.91%)              17,860       2,098,550
        Other (4.88%)                                                        1,483,650
    PUBLIC UTILITIES (2.59%)
      Natural gas (2.59%)                                                      787,893
                                                                            ----------
          Total common stocks (cost $15,408,918)                            28,653,690
                                                                            ----------

FIXED INCOME (2.04%)
  MUNICIPAL BONDS (.84%) (a)
    United States
      Puerto Rico 7.7% due 7/1/2020 (.84%)                                     255,373
                                                                            ----------
          Total municipal bonds (cost $302,185)                                255,373
                                                                            ----------

  U.S. GOVERNMENT OBLIGATION (1.20%) (a)
    U.S. Treasury 4.750% note due 11/15/08 (1.20%)                             363,252
                                                                            ----------
          Total U.S. government obligations (cost $385,875)                    363,252
                                                                            ----------
      Total - 96.37% (cost $16,096,978)                                    $29,272,315
                                                                           ===========


 (a)  PERCENT OF NET ASSETS ON THE STATEMENT OF ASSETS AND LIABILITIES.
 (b) NO HOLDINGS IN ANY ONE COMPANY IN THIS CATEGORY EXCEED 5% OF NET ASSETS ON THE STATEMENT OF ASSETS AND LIABILITIES

    SEE NOTES TO FINANCIAL STATEMENTS

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2000
                                   (UNAUDITED)


INVESTMENT INCOME
  Dividends                                                    $   106,431
  Interest                                                          56,181
                                                               -----------
      Total investment income                                      162,612
                                                               -----------
EXPENSES
  Investment advisory fees                                          94,199
  Banking and custodial fees                                         6,488
  Professional fees                                                 33,292
  Filing fees                                                          285
                                                               -----------
      Total expenses                                               134,264
                                                               -----------
      INVESTMENT INCOME - NET                                       28,348
                                                               -----------

REALIZED GAIN AND UNREALIZED LOSS ON INVESTMENTS
  Net realized gain on investments                               3,314,810
  Change in unrealized depreciation of investments              (1,558,833)
                                                               -----------
      Net gain on investments                                    1,755,977
                                                               -----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS           $ 1,784,325
                                                               ===========


    SEE NOTES TO FINANCIAL STATEMENTS

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                       STATEMENTS OF CHANGES IN NET ASSETS

                       SIX MONTHS ENDED JUNE 30, 2000 AND
                          YEAR ENDED DECEMBER 31, 1999



                                                                              2000           1999
                                                                          (UNAUDITED)     (AUDITED)
INCREASE IN NET ASSETS FROM OPERATIONS
  Investment income - net                                                 $    28,348     $  159,317
  Net realized gain on investments                                          3,314,810      2,958,690
  Change in unrealized (depreciation) appreciation
    of investments                                                         (1,558,833)     1,598,249
                                                                          -----------      ---------

      NET INCREASE IN NET ASSETS RESULTING
        FROM OPERATIONS                                                     1,784,325      4,716,256

PARTNERS' CAPITAL CONTRIBUTIONS                                               620,823      1,052,868

DISTRIBUTIONS TO PARTNERS                                                  (3,413,381)    (4,560,458)
                                                                          -----------     ----------

Total (decrease) increase                                                  (1,008,233)     1,208,666

NET ASSETS - BEGINNING OF YEAR                                             31,383,636     30,174,970
                                                                          -----------     ----------

NET ASSETS - END OF PERIOD                                                $30,375,403    $31,383,636
                                                                          ===========    ===========

     SEE NOTES TO FINANCIAL STATEMENTS

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING
              POLICIES

         NATURE OF BUSINESS

          BMO Partners Fund, L.P. ("Partnership") was organized under the laws of the State of Delaware in 1991 as a limited partnership for the purpose of investing in publicly traded equity and debt securities. The Partnership maintains its general office in New York City.

         SECURITY VALUATION

         Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last sales price on the day of valuation. Other securities traded in the over-the-counter market and other securities for which no sale was reported on that date are stated at the last quoted bid price.

         CASH EQUIVALENTS

         Cash equivalents consist of amounts held in money market accounts whose fair value approximates their carrying amount. At June 30, 2000 and throughout the year, the Partnership maintained balances in excess of insurable limits. The Partnership has not experienced any losses in such accounts and believes it is not subject to any significant credit risk with respect to cash equivalents.

         INCOME TAXES

         As a limited partnership, the partners are required to include their proportionate share of the Partnership's taxable income or loss on their respective income tax returns. Accordingly, there is no provision for federal, state or city income taxes in these financial statements.

         The Partnership is not subject to the New York City unincorporated business tax since its sole activity is investing for its own account.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 -      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING
              POLICIES (CONTINUED)

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires the general partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         OTHER

         The Partnership follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis. Discounts and premiums on securities purchased are amortized over the life of the respective securities. Realized gains and losses from securities transactions are recorded on a first-in, first-out basis.

NOTE 2 - INVESTMENT ADVISORY FEES

         The general partner is a partnership which makes all investment decisions and is compensated solely by receiving a quarterly management fee as defined in the partnership agreement. Under the terms of this agreement, the general partner is entitled to investment advisory fees, calculated quarterly, based on an annual rate of 1% of the first $5,000,000 in net assets, 0.75% on the second $5,000,000 in net assets, and 0.50% on net assets over $10,000,000. Investment advisory fees paid to the general partner were $94,199 for the six months ended June 30, 2000.

                             BMO PARTNERS FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 3 - CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Partnership to concentrations of credit risk consist primarily of cash equivalents and investments. The Partnership maintains cash and cash equivalents, short and long-term investments and other financial instruments at a major financial institution.

NOTE 4 -      ALLOCATION OF PARTNERS' CAPITAL

         The net income of the Partnership is allocated among the partners in proportion to their respective capital accounts as follows:

                                                                              GENERAL          LIMITED
                                                              TOTAL           PARTNER         PARTNERS
         PARTNERS' CAPITAL - JANUARY 1, 2000                $31,383,636     $      -        $31,383,636
         Partners' capital contributions                        620,823            -            620,823

         Distributions to partners                           (3,413,381)           -         (3,413,381)

         Net increase in net assets resulting
           from operations                                    1,784,325            -          1,784,325
                                                            -----------     -----------     -----------

         PARTNERS' CAPITAL - JUNE 30, 2000                  $30,375,403     $      -        $30,375,403
                                                            ===========     ===========     ===========

                                     PART C

                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS
         (1)   Financial Statements -- Not Applicable

         (2)   (a)         --    Limited Partnership Agreement(+)

               (b)         --    Not Applicable
               (c)         --    Not Applicable
               (d)         --    Not Applicable

               (e)         --    Automatic Dividend Reinvestment Plan(+)

               (f)         --    Not Applicable

               (g)         --    Investment Advisory Agreement(+)

               (h)   (1)   --    Not Applicable
                     (2)   --    Not Applicable
               (i)         --    Not Applicable

               (j)         --    Custody Account Agreement(+)

               (k)         --    Not Applicable
               (l)         --    Not Applicable
               (m)         --    Not Applicable
               (n)         --    Consent of Independent Auditors
               (o)         --    Not Applicable
               (p)         --    Not Applicable
               (q)         --    Not Applicable

               (r)   (1)   --    Fund Code of Ethics(+)
                     (2)   --    Manager Code of Ethics(+)


----------------------


(+)  Previously filed.


ITEM 25.  MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  Not Applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

                  Not Applicable.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES


                  110


ITEM 29.  INDEMNIFICATION

                  Under the Partnership Agreement, the general partners and officers of the partnership and Fund will be indemnified to the fullest extent allowed and in the manner provided by Delaware law and applicable provisions of the 1940 Act, as amended, including advancing of expenses incurred in connection therewith. Indemnification shall not be provided however to any officer or director against any liability to the Registrant or its security-holders to which he or she would otherwise be subject by reasons of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the directors and officers, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. If a claim for indemnification against such liabilities under the Securities Act of 1933 (other than for expenses incurred in a successful defense) is asserted against the Fund by the directors or officers in connection with the units, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF ADVISER

                  For information as to the business, profession, vocation or employment of a substantial nature of each of the members and key investment personnel of Beck, Mack & Oliver LLC, reference is made to Beck, Mack & Oliver LLC's current Form ADV filed under the Investment Advisers Act of 1940, SEC File Number 801-482, incorporated herein by reference.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

                  The accounts and records of the Registrant are maintained at the offices of Beck, Mack & Oliver LLC at 330 Madison Avenue, 31st Floor, New York, New York 10017, of The Chase Manhattan Bank at 55 Water Street, New York, New York 10041 and of Reminick Aarons & Co. at 685 Third Avenue, New York, New York 10017.

ITEM 32.  MANAGEMENT SERVICES

                  Not applicable.

ITEM 33.  UNDERTAKINGS

                  (1)      Not applicable.

                  (2)      Not applicable.

                  (3)      Not applicable.

                  (4)      Not applicable.

                  (5)      Not applicable.

                  (6)      Not applicable.

                                   SIGNATURES

                  Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York on the ninth day of May, 2000.

                                                     BMO PARTNERS FUND, L.P.

                                                      By:  /S/  JOHN C. BECK
                                                           --------------------
                                                      Name:    John C. Beck
                                                      Title:   President

                        SCHEDULE OF EXHIBITS TO FORM N-2

         (1)   Financial Statements -- Not Applicable

         (2)   (a)         --    Limited Partnership Agreement(+)

               (b)         --    Not Applicable
               (c)         --    Not Applicable
               (d)         --    Not Applicable

               (e)         --    Automatic Dividend Reinvestment Plan(+)

               (f)         --    Not Applicable

               (g)         --    Investment Advisory Agreement(+)

               (h)   (1)   --    Not Applicable
                     (2)   --    Not Applicable
               (i)         --    Not Applicable

               (j)         --    Form of Custody Account Agreement(+)

               (k)         --    Not Applicable
               (l)         --    Not Applicable
               (m)         --    Not Applicable

               (n)         --    Consent of Independent Auditors

               (o)         --    Not Applicable
               (p)         --    Not Applicable
               (q)         --    Not Applicable

               (r)   (1)   --    Fund Code of Ethics(+)
                     (2)   --    Manager Code of Ethics(+)


----------------------

(+)Previously filed.